                                                                    EXHIBIT 10.9


                              OUTSOURCING AGREEMENT




                                 BY AND BETWEEN




                        Lehigh Acres First National Bank



                                       and




                          MARSHALL & ILSLEY CORPORATION
                           acting through its division
                                M&I DATA SERVICES



                                   DATED AS OF

                            _________________, 1999




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                                       TABLE OF CONTENTS

                                                                                              Page
1.      DEFINITIONS ......................................................................     5
   1.1    Background .....................................................................     5
   1.2    Definitions ....................................................................     5
   1.3    References .....................................................................    10
   1.4    Interpretation .................................................................    11
2.      TERM .............................................................................    11
   2.1    Initial Term ...................................................................    11
   2.2    Extensions .....................................................................    11
3.      APPOINTMENT ......................................................................    12
   3.1    Performance by M&I Affiliates or Subcontractors ................................    12
   3.2    Third Party Products/services ..................................................    12
   3.3    Proper Instructions ............................................................    12
4.      CONVERSION .......................................................................    12
   4.1    Banking Applications ...........................................................    12
   4.2    Development of Conversion Plan .................................................    13
   4.3    Conversion Resources ...........................................................    13
   4.4    Conversion Milestones ..........................................................    13
5.      BANKING APPLICATION SERVICES .....................................................    13
   5.1    ADP Services ...................................................................    13
   5.2    New Services ...................................................................    13
   5.3    Automated Clearing House Services ..............................................    14
   5.4    Data Warehouse Services ........................................................    14
   5.5    Item Processing Services .......................................................    14
6.      RETAIL DELIVERY SYSTEMS AND SERVICES .............................................    15
   6.1    Branch Automation Systems ......................................................    15
7.      BANKCARD PROCESSING SERVICES .....................................................    15
   7.2    EFD Services ...................................................................    15
8.      FEES .............................................................................    15
   8.1    Fee Structure ..................................................................    15
   8.2    Conversion .....................................................................    16
   8.3    Pricing and Operational Assumptions ............................................    16
   8.4    EFD Services ...................................................................    16
   8.5    Training and Education .........................................................    17
   8.6    Excluded Costs .................................................................    17
   8.7    Disputed Amounts ...............................................................    17
   8.8    Terms of Payment ...............................................................    18
   8.9    Modification of Terms and Pricing ..............................................    18
9.      PERFORMANCE WARRANTY/EXCLUSIVE REMEDY/
        DISCLAIMER OF ALL OTHER WARRANTIES ...............................................    18
   9.1    Performance Warranty ...........................................................    18
   9.2    Performance Warranty Exclusions ................................................    18
   9.3    Notice of and Correction of Defects ............................................    19
   9.4    Backup Remedy ..................................................................    19
   9.5    DISCLAIMER OF ALL OTHER WARRANTIES .............................................    19
10.     MODIFICATION OR PARTIAL TERMINATION ..............................................    19
  10.1    Modifications to Services ......................................................    20
  10.2    Partial Termination by M&I .....................................................    20
  10.3    Partial Termination by Customer ................................................    20
  10.4    Ownership and Proprietary Rights ...............................................    20
  10.5    Millennium Modifications .......................................................    21

                                       i

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
11.     TERMINATION ......................................................................    21
  11.1    Early Termination ..............................................................    21
  11.2    For Cause ......................................................................    21
  11.3    For Insolvency .................................................................    21
  11.4    For Force Majeure ..............................................................    22
12.     SERVICES FOLLOWING TERMINATION ...................................................    22
  12.1    Termination Assistance .........................................................    22
  12.2    Continuation of Services .......................................................    22
13.     LIMITATION OF LIABILITY/MAXIMUM DAMAGES ALLOWED ..................................    23
  13.1    Equitable Relief ...............................................................    23
  13.2    Exclusion of Incidental and Consequential Damages ..............................    23
  13.3    Maximum Damages Allowed ........................................................    23
  13.4    Statute of Limitations .........................................................    23
  13.5    Economic Loss Waiver ...........................................................    24
  13.6    Liquidated Damages .............................................................    24
  13.7    Essential Elements .............................................................    24
14.     INSURANCE AND INDEMNITY ..........................................................    24
  14.1    Insurance ......................................................................    24
  14.2    Indemnity ......................................................................    25
  14.3    Indemnification Procedures .....................................................    25
15.     DISPUTE RESOLUTION ...............................................................    26
  15.1    Representatives of Parties .....................................................    26
  15.2    Continuity of Performance ......................................................    27
16.     REPRESENTATIONS AND WARRANTIES ...................................................    27
  16.1    By M&I .........................................................................    27
  16.2    By Customer ....................................................................    27
17.     CONFIDENTIALITY AND OWNERSHIP ....................................................    28
  17.1    Customer Data ..................................................................    28
  17.2    M&I Systems ....................................................................    28
  17.3    Confidential Information .......................................................    28
  17.4    Obligations of the Parties .....................................................    29
  17.5    Security .......................................................................    29
18.     MANAGEMENT OF PROJECT ............................................................    29
  18.1    Account Representatives ........................................................    29
  18.2    Reporting and Meetings .........................................................    30
  18.3    Development Projects and Technical Support .....................................    30
19.     REGULATORY COMPLIANCE ............................................................    30
20.     DISASTER RECOVERY ................................................................    31
  20.1    Services Continuity Plan .......................................................    31
  20.2    Relocation .....................................................................    31
  20.3    Resumption of Services .........................................................    32
  20.4    Annual Test ....................................................................    32
21.     GENERAL TERMS AND CONDITIONS .....................................................    32
  21.1    Transmission of Data ...........................................................    32
  21.2    Equipment and Network ..........................................................    32
  21.3    Reliance on Data ...............................................................    32
  21.4    Data Backup ....................................................................    33
  21.5    Balancing and Controls .........................................................    33
  21.6    Use of Services ................................................................    33
  21.7    Regulatory Assurances ..........................................................    33
  21.8    IRS Filing .....................................................................    35
  21.9    Affiliates .....................................................................    35
  21.10   Future Acquisitions ............................................................    35
22.     MISCELLANEOUS PROVISIONS .........................................................    36
  22.1    Governing Law ..................................................................    36

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
  22.2    Venue and Jurisdiction .........................................................    36
  22.3    Entire Agreement; Amendments ...................................................    36
  22.4    Assignment .....................................................................    37
  22.5    Relationship of Parties ........................................................    37
  22.6    Notices ........................................................................    37
  22.7    Headings .......................................................................    38
  22.8    Counterparts ...................................................................    38
  22.9    Waiver .........................................................................    38
  22.10   Severability ...................................................................    38
  22.11   Attorneys' Fees and Costs ......................................................    39
  22.12   Financial Statements ...........................................................    39
  22.13   Publicity ......................................................................    39
  22.14   Solicitation ...................................................................    39
  22.15   No Third Party Beneficiaries ...................................................    39
  22.16   Force Majeure ..................................................................    39
  22.17   Construction ...................................................................    40
  22.18   Waiver of Jury Trial ...........................................................    40


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Schedules

 1.2              Customer Affiliates
 4.2              Conversion Plan
 5.1              ADP Services Schedule
 5.3              ACH Services Terms and Conditions
 5.4              Data Warehouse Services
 5.5              Item Processing Services
 7.1              EFD Services
 8.1              Fee Schedule
 9.1              ADP Performance Standards
11.1              Termination Fee
21.2              Network Schedule

Exhibits

A ACH Authorization Agreement
B Attorney-in-Fact Appointment
C Affidavit


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


                              OUTSOURCING AGREEMENT

         This Outsourcing Agreement ("Agreement") is made as of the _______ day of ___________, 1999, by and between Lehigh Acres First National Bank, a _____________ corporation ("Customer") and Marshall & Ilsley Corporation, a Wisconsin corporation, acting through its division, M&I Data Services ("M&I").

         In consideration of the payments to be made and services to be performed hereunder, the parties agree as follows:

1.       DEFINITIONS

         1.1      Background.

         This Agreement is being made and entered into with reference to the following facts:

                  A. Customer provides systems development and operations, data processing, telecommunications and other information technology services for itself, and on behalf of its customers.

                  B. M&I is a provider of data processing, systems development and operations, corporate support and item processing, home banking, internet banking, retail delivery services, trust data processing, and other services. M&I desires to perform for Customer the outsourcing services described in this Agreement.

                  C. In reliance on its own independent analysis, and after careful evaluation of M&I's proposal and other alternatives, Customer has selected M&I to provide the Services (as defined in Section 1.2) to Customer. This Agreement documents the terms and conditions under which Customer agrees to purchase and M&I agrees to provide the Services.

         1.2      Definitions.

         The following terms shall have the meaning ascribed to them in this
Section 1.2:


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                  A. "Account Representative" shall have the meaning set forth in Section 18.1.

                  B. "ADP Services" shall mean the Accounts Data Processing Services set forth in attached Schedule 5.1.

                  C. "Affiliate," shall mean, with respect to a party, any Entity at any time Controlling, Controlled by or under common Control with, such party.

                  D. "Branch Automation Agreement" shall mean the Branch Automation Agreement of even date herewith between M&I and Customer relating to the license and implementation of M&I's proprietary branch automation software.

                  E. "CPI", as defined by the United States Department of Labor, shall mean the Consumer Price Index-All Items Urban, less food and energy (or any successor index).

                  F. "Change in Control" shall mean any event or series of events by which (i) any person or entity or group of persons or entities shall acquire Control of another person or entity or (ii) in the case of a corporation, during any period of 12 consecutive months commencing before or after the date hereof, individuals who at the beginning of such 12-month period were directors of such corporation shall cease for any reason to constitute a majority of the board of directors of such corporation.

                  G. "Commencement Date" shall mean the date, on which Conversion for Customer and all Affiliates identified on Schedule 1.2 has been completed.

                  H. "Confidential Information" shall have the meaning set forth in Section 17.3 of this Agreement.

                  I. "Contract Year" shall mean successive periods of twelve months, the first of which (being slightly longer than twelve (12) months) shall commence on the Commencement Date and terminate on the last day of the month in which the first anniversary of the Commencement Date occurs.

                  J. "Control" shall mean the direct or indirect ownership of over 50% of the capital stock (or other ownership interest, if not a corporation) of any Entity or the possession, directly or indirectly, of the power to


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direct the management and policies of such Entity by ownership of voting securities, by contract or otherwise. "Controlling" shall mean having Control of any Entity and "Controlled" shall mean being the subject of Control by another Entity.

                  K. "Conversion" shall mean (i) the transfer of Customer's data processing and other information technology services to the M&I system; (ii) completion of upgrades, enhancements and software modifications as set forth in this Agreement; and (iii) completion of all interfaces set forth in this Agreement and full integration thereof such that Customer is able to receive the Initial Services in a live operating environment.

                  L. "Conversion Date" shall mean the date on which Conversion for Customer or a particular Affiliate has been completed. Schedule 1.2 identifies the Conversion Date for Customer and each Affiliate identified therein.

                  M. "Conversion Period" shall mean that portion of the Term beginning on the Effective Date and ending on the Conversion Date.

                  N. "Core Services" shall mean services provided by M&I's Deposit System, Loan System and Customer Information System.

                  O. "Customer" shall mean Customer and all Affiliates of Customer for whom M&I agrees to provide Services under this Agreement; Schedule 1.2, attached hereto identifies such Affiliates as of the Effective Date.

                  P. "Customer Data" shall have the meaning set forth in Section
17.1 of this Agreement.

                  Q. "Effective Date" shall mean the date first set forth above.

                  R. "Effective Date of Termination" shall mean the last day on which M&I provides the Services to Customer (including any Termination Assistance).

                  S. "Eligible Provider" shall have the meaning as set forth in
Section 3.1 of this Agreement.


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


                  T. "Entity" means an individual or a corporation, partnership, sole proprietorship, limited liability company, joint venture or other form of organization, and includes the parties hereto.

                  U. "Estimated Remaining Value" shall mean the number of calendar months remaining between the Effective Date of Termination and the last day of the contracted-for Term, multiplied by the average of the three (3) highest monthly Fees (but in any event no less than the Monthly Base Fee) payable by Customer during the twelve (12) month period prior to the event giving rise to termination rights under this Agreement. In the event the Effective Date of Termination occurs prior to expiration of the First Contract Year, the estimated monthly fees set forth in the Fee Schedule shall be substituted for the average monthly fees described in the preceding sentence.

                  V. "Expenses" shall mean any and all reasonable and direct expenses incurred by M&I for any postage, supplies, materials, travel and lodging provided to or on behalf of Customer under this Agreement.

                  W. "Federal Regulator" shall have the meaning set forth in
Section 21.7.

                  X. "Fee Schedule" shall have the meaning set forth in Section
8.1 of this Agreement.

                  Y. "Initial Services" shall mean those Services requested by Customer from M&I under this Agreement prior to the Commencement Date. The Initial Services requested as of the Effective Date are set forth in the schedules attached hereto, which shall be modified to include any additional services requested by CUSTOMER during the Conversion Period.

                  Z. "Initial Term" shall have the meaning set forth in Section
2.1 of this Agreement.

                  AA. "Legal Requirements" shall have the meaning set forth in
Section 19(A) of this Agreement.

                  BB. "LU" shall have the meaning as set forth in Section 8.6 of this Agreement.


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


                  CC. "M&I Proprietary Materials and Information" shall mean the M&I Software and all source code, object code, documentation (whether electronic, printed, written or otherwise), working papers, non-customer data, programs, diagrams, models, drawings, flow charts and research (whether in tangible or intangible form or in written or machine readable form), and all techniques, processes, inventions, knowledge, know-how, trade secrets (whether in tangible or intangible form or in written or machine readable form), developed by M&I prior to or during the Term of this Agreement, and such other information relating to M&I or the M&I Software that M&I identifies to Customer as proprietary or confidential at the time of disclosure.

                  DD. "M&I Software" shall mean the software owned by M&I and used to provide the Services.

                  EE. "Millennium Ready" shall mean the ability of the M&I Software to accurately process date/time data (including calculating, compare and sequence) from, into and between the years 1999 and 2000, including leap year calculations, to the extent that other information technology, used in combination therewith, properly exchanges date/time data with the M&I Software.

                  FF. "Monthly Base Fee" shall mean the minimum monthly fees payable by Customer to M&I for those Initial Services identified in the ADP Services Schedule or the Fee Schedule as being included in the Monthly Base Fee.

                  GG. "New Services" shall mean any services which are not included in the Initial Services. Upon mutual agreement of the parties, New Services shall be included in the term "Services.

                  HH. "Operations Center" shall mean the datacenter used by M&I to provide the ADP Services under this Agreement.

                  II. "Performance Standards" shall mean those service levels set forth in attached Schedule 9.1 for the provision of ADP Services.

                  JJ. "Performance Warranty" shall have the meaning, including the exclusions and exclusive remedy, set forth Article 9 of this Agreement.


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                  KK. "Plan" shall have the meaning set forth in Section 20.1 of this Agreement.

                  LL. "Proper Instructions" shall mean those instructions sent to M&I in accordance with Section 3.3 of this Agreement.

                  MM. "Services" shall mean the services, functions and responsibilities described in this Agreement to be performed by M&I during the Term and shall include New Services which are agreed to by the parties in writing.

                  NN. "Taxes" shall mean any manufacturers, sales, use, gross receipts, excise, personal property or similar tax or duty assessed by any governmental or quasi-governmental authority upon or as a result of the execution or performance of any service pursuant to this Agreement or materials furnished with respect to this Agreement, except any income, franchise, privilege or like tax on or measured by M&I's net income, capital stock or net worth.

                  00. "Term" shall mean the Initial Term and any extension thereof, unless this Agreement is earlier terminated in accordance with its provisions.

                  PP. "Termination Assistance" shall have the meaning set forth in Section 12.1 of this Agreement.

                  QQ. "Termination Feel" shall have the meaning set forth on attached Schedule 11.1.

                  RR. "Third Party" shall mean any Entity other than the parties or any Affiliates of the parties.

                  SS. "User Manuals" shall mean the documentation provided by M&I to Customer which describes the features and functionalities of each of the ADP Services as modified and updated by the customer bulletins distributed by M&I from time to time.

         1.3 References. In this Agreement and the schedules and exhibits attached hereto, which are hereby incorporated and deemed a part of this Agreement, references and mention of the word "include" and "including" shall mean "includes,


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without limitation" and "including, without limitation", as applicable.

         1.4 Interpretation. In the event of a conflict between this Agreement and the terms of any exhibits and schedules attached hereto, the terms of the schedules and exhibits shall prevail and control the interpretation of the Agreement. The exhibits and schedules together with the Agreement shall be interpreted as a single document.

2.       TERM

         2.1 Initial Term. This Agreement shall commence on the Effective Date and end on the seventh (7th) anniversary of the last day of the month in which the Commencement Date occurs ("Initial Term").

         2.2 Extensions. Unless this Agreement has been earlier terminated, at least one (1) year prior to the expiration of the Initial Term, M&I shall submit to Customer a written proposal for renewal of this Agreement. Customer will respond to such proposal within three (3) months following receipt and inform M&I in writing whether or not Customer desires to renew this Agreement. If M&I and Customer are unable to agree upon the terms for renewal of this Agreement at least six (6) months prior to the expiration of the Initial Term, then this Agreement shall be automatically renewed for one (1) twelve-month period at M&I's then-current standard prices. Thereafter, this Agreement shall expire unless further renewed in writing by the parties.


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


3.       APPOINTMENT

         3.1 Performance by M&I Affiliates or Subcontractors. Customer understands and agrees that Marshall & Ilsley Corporation is a bank holding company and that the actual performance of the Services may be made by the divisions or subsidiaries of Marshall & Ilsley Corporation, Affiliates Controlled by Marshall & Ilsley Corporation, or subcontractors of any of the foregoing Entities (collectively, the "Eligible Providers"). For purposes of this Agreement, performance of the Services by any Eligible Provider shall be deemed performance by Marshall & Ilsley Corporation itself. M&I shall remain fully responsible for the performance or non-performance of each Eligible Provider under this Agreement, to the same extent if M&I itself performed or failed to perform such services.

         3.2 Third Party Products/Services. The parties acknowledge that certain services and products necessary for the performance of the Services are being, and in the future may be, provided by Third Parties who will contract directly with Customer. M&I shall have no liability to Customer for information and products supplied by, or services performed by, such Third Parties in conjunction with the Services.

         3.3 Proper Instructions. "Proper Instructions" shall mean those instructions sent to M&I by letter, memorandum, telegram, cable, telex, telecopy facsimile, computer terminal, e-mail or other "on line" system or similar means of communication or given orally over the telephone or given in person by one or more of the person(s) whose name(s) and signature(s) are listed on the most recent certificate delivered by Customer to, M&I which lists those persons authorized to give orders, corrections and instructions in the name of and on behalf of Customer. Proper Instructions shall specify the action requested to be taken or omitted.

4.       CONVERSION

         4.1 Implementation of Services. The parties agree to use their best efforts to perform the Conversion(s) such that the Commencement Date occurs on or before ________________, _____.


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         4.2      Development of Conversion Plan. M&I has, in consultation with
Customer, developed a detailed, customized plan for the Conversion (the "Conversion Plan"). The Conversion Plan includes (i) a description of the tasks to be performed for the Conversion; (ii) allocation of responsibility for each of such tasks; and (iii) the schedule on which each task is to be performed. The Conversion project leaders for each party shall regularly communicate on the progress of the Conversion, the feasibility of the Conversion Dates specified in the Conversion Plan, and such other matters which may affect the smooth transition of the Services. Customer agrees to maintain an adequate staff of persons who are knowledgeable about the banking, data processing and information technology systems currently used by Customer. Each party agrees to provide such services and to perform such obligations as are specified as its responsibility in the Conversion Plan and as necessary for it to timely and adequately meet the scheduled dates set forth therein. Each party shall cooperate fully with all reasonable requests of the other party made necessary to effect the Conversion in a timely and efficient manner. The preliminary Conversion Plan is attached hereto as Schedule 4.2 and may be amended by mutual agreement of the parties.

          4.3 Conversion Resources. M&I and Customer will provide a team of qualified individuals to assist in the Conversion effort. The anticipated team and description of their responsibilities is set forth in the Conversion Plan.

          4.4 Conversion Milestones. As part of the Conversion Plan, the parties shall develop and agree upon milestones to which the progress of the Conversion(s) shall be measured.

5.       BANKING APPLICATION SERVICES

          5.1 ADP Services. M&I agrees to provide Customer with the ADP Services in accordance with the applicable User Manuals and this Agreement.

          5.2 New Services. If Customer wishes to receive any New Service which is identified on M&I's then-current standard price list, Customer shall notify M&I and the parties shall implement the same in accordance with a mutually acceptable schedule. If the New Service is not


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


identified on M&I's then-current standard price list, Customer shall submit a written request to M&I in accordance with Section 18.3 of this Agreement. Nothing contained herein shall obligate M&I to develop a New Service for Customer.

         5.3 Automated Clearing House Services. The automated clearing house services ("ACH Services") to be provided by M&I shall be subject to the terms and conditions set forth on attached Schedule 5.3.

         5.4 Data Warehouse Services. The Data Warehouse Services to be provided by M&I shall be subject to the terms and conditions set forth on attached Schedule 5.4.

          5.5     Item Processing Services.

                  (i) M&I shall perform for Customer those certain Item Processing Services described in Schedule 5.5 for which Customer agrees to pay M&I in accordance with the fees specified in the Fee Schedule.

                  (ii) M&I and Customer agree to perform their respective responsibilities associated with Item Processing Services in accordance with the procedures established by M&I as modified from time to time. A copy of M&I's procedure has been or will be provided to Customer.

                  (iii) M&I agrees that solely with respect to the item Processing Services provided under Schedule 5.5, such Item Processing Services shall be performed in a commercially reasonable manner and no other or higher degree of care. M&I assumes no other obligation as to performance or quality of the Item Processing Services provided. M&I shall not be responsible for any loss or damage to Customer arising as a result of any action or inaction on the part of M&I including, but not limited to, indirect, incidental, or consequential damages, lost profits, or business operation loss. In the event of errors resulting from M&I's provision of the Item Processing Services,


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                          M&I's sole obligation and Customer's sole remedy,
                          shall be for M&I to correct such errors, if possible, and to review its systems and procedures for the purpose of implementing changes to prevent a future occurrence of a similar error.

6.       RETAIL DELIVERY SYSTEMS AND SERVICES

         6.1 Branch Automation Systems. M&I agrees to provide the licenses, products, interfaces and network management associated with the automation of Customer's branch offices, in accordance with the Branch Automation Agreement.

7.       BANKCARD PROCESSING SERVICES

         7.1 EFD Services. The electronic funds delivery services ("EFD Services") to be provided by M&I shall be subject to the terms and conditions set forth on attached Schedule 7-1.

8.       FEES

         8.1 Fee Structure. Schedule 8.1 attached hereto (the "Fee Schedule") sets forth the costs and charges for the Services and Customer agrees to pay M&I the fees specified in the Fee Schedule for the Services rendered by M&I. These costs and charges are included in one or more of the following categories:

                  (i)      one-time fees associated with the Conversion;

                  (ii) a minimum monthly fee for certain recurring, aggregated data processing services based on stated volumes; actual volumes in excess of stated volumes shall result in additional charges as further described in the Fee Schedule;

                  (iii) an hourly or daily fee for programming, training and related Services requested by Customer; and


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                  (iv)     fees based on M&I's then current published price list
                           for New Services not included in the foregoing categories.

         8.2 Conversion. Customer agrees to pay M&I the fees relating to the Conversion on the terms and conditions set forth on the Fee Schedule. In addition, Customer agrees to reimburse M&I (i) for all Expenses reasonably incurred in connection with the Conversion; (ii) for Conversion of accounts or products not identified in the Conversion Plan as of the Effective Date; and
(iii) for M&I personnel or any independent contractors who perform services which are identified as the responsibility of the Customer in the Conversion Plan.

         8.3 Pricing and Operational Assumptions. The Fee Schedule sets forth the operational and pricing assumptions made by M&I following completion of its preliminary due diligence of Customer's requirements and its evaluation of information provided by Customer. If the parties determine that one or more of the pricing or operational assumptions listed in the Fee Schedule is inaccurate or incomplete in any material respect, the parties will negotiate in good faith regarding an equitable adjustment to any materially and adversely impacted provisions of this Agreement.

         8.4 EFD Services. In addition to the charges specified on the Fee Schedule, Customer shall be responsible for all interchange and network provider fees and all dues, fees and assessments established by and owed to Visa and/or MasterCard for the processing of Customer's transactions, and for all costs and fees associated with changes to ATM (as defined in Schedule 7.1) protocol caused by Customer's use of the EFD Services.



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          8.5 Training and Education.

              A. M&I shall provide training in accordance with the training schedule developed pursuant to the Conversion Plan. The sessions shall be held at a location mutually agreed upon by the parties. Customer shall be responsible for all Expenses incurred by the participants and M&I's trainers in connection with such education and training. If Customer requests that training be conducted at a non-M&I facility, Customer shall be responsible for additional fees as quoted by M&I. The training fees specified as part of Conversion fees do not include training for data warehouse, branch automation systems, Bankcard Services and EFD Services.

              B. M&I will provide to Customer, at no charge, one set of each of the User Manuals. When the User Manuals are updated, M&I will provide the updates to Customer at no additional charge. Additional sets of the User Manuals may be purchased by Customer at M&I's then current published price list.

          8.6 Excluded Costs. The fees set forth in the Fee Schedule do not include shipping and courier costs, telecommunication charges, logical unit ("LU") charges, Expenses, Third Party pass-through charges, workshop fees, training fees, late fees or charges and Taxes.

          8.7 Disputed Amounts. If Customer disputes any charge or amount on any invoice and such dispute cannot be resolved promptly through good faith discussions between the parties, Customer shall pay the amounts due under this Agreement less the disputed amount, and the parties shall diligently proceed to resolve such disputed amount. An amount will be considered disputed in good faith if (i) Customer delivers a written statement to M&I on or before the due date of the invoice, describing in detail the basis of the dispute and the amount being withheld by Customer, (ii) such written statement represents that the amount in dispute has been determined after due investigation of the facts and that such disputed amount has been determined in good faith, and (iii) all other amounts due from Customer that are not in dispute have been paid in accordance with the terms of this Agreement.

         8.8 Terms of Payment. All "one-time" fees shall be paid to M&I as set forth in the Fee Schedule. Customer shall pay the Monthly Base Fee in advance on the first day of the calendar month in which the Services are to be performed. To effect payment, Customer hereby authorizes M&I to initiate debit entries from and, if necessary, initiate credit entries and adjustments to Customer's account at the depository institution designated in the ACH Authorization Agreement attached hereto as Exhibit A, which shall be executed by Customer contemporaneously with the execution of this Agreement. All other amounts due hereunder shall be paid within thirty (30) days of invoice, unless otherwise provided in the Fee Schedule. Undisputed charges not paid by the due date shall be subject to annual interest at the rate of 12% or the highest rate permitted by law, whichever is lower. Customer shall also pay any collection fees and Damages incurred by M&I in collecting payment of the charges and any other amounts for which Customer is liable under the terms and conditions of this Agreement.

          8.9 Modification of Terms and Pricing. All charges for Services shall be subject to the annual adjustments set forth in the Fee Schedule.

9.        PERFORMANCE WARRANTY/EXCLUSIVE REMEDY/DISCLAIMER OF ALL
OTHER WARRANTIES

          9.1 Performance Warranty. M&I warrants that it will provide the ADP Services covered by this Agreement in accordance with the Performance
Standards and that it will provide reports to the Customer that are in substantial conformity with the User Manuals, as amended from time to time. THIS PERFORMANCE WARRANTY IS SUBJECT TO THE WARRANTY EXCLUSIONS SET FORTH BELOW IN
ARTICLE 9.2 AND THE REMEDY LIMITATIONS SET FORTH BELOW IN ARTICLE 9.3.

          9.2 Performance Warranty Exclusions. Except as may be expressly agreed in writing by M&I, M&I's Performance Warranty does not apply to:

              (a) defects, problems, or failures caused by the Customer's nonperformance of obligations essential to M&I's performance of its obligations; and/or

              (b) defects, problems, or failures caused by an event of force majeure.

          9.3 Notice of and Correction of Defects. Customer shall notify M&I in writing of any alleged breach of this Performance Warranty. Upon receipt of such notice, M&I shall have ninety (90) days to correct the alleged breach. During this time period, M&I shall make every reasonable effort, at its own expense, to correct any material defect. Customer shall be responsible for making whatever appropriate adjustments may be necessary to mitigate adverse effects on Customer until M&I corrects the defect. if requested by Customer, M&I will, at M&I's expense, assist Customer in making such corrections through the most cost-effective means, whether manual, by system reruns or program modifications.

          9.4 Backup Remedy. If after ninety (90) days M&I remains in breach of the Performance Warranty, the Customer may terminate this Agreement without penalty or payment of any Termination Fee upon giving M&I at least thirty (30) days' prior written notice, with such notice to run after the expiration of the ninety (90) day cure period. THE BACKUP REMEDY SET FORTH IN THIS SECTION 9.4 IS CUSTOMER'S SOLE AND EXCLUSIVE REMEDY FOR ANY BREACH OF THE PERFORMANCE WARRANTY, TO THE EXCLUSION OF ALL OTHER REMEDIES, IN CONTRACT, TORT, OR OTHERWISE.

          9.5 DISCLAIMER OF ALL OTHER WARRANTIES. THIS PERFORMANCE WARRANTY,
AND THE REPRESENTATIONS IN SECTION 16.1, ARE IN LIEU OF, AND M&I DISCLAIMS
ANY AND ALL OTHER WARRANTIES CONDITIONS, OR REPRESENTATIONS (EXPRESS OR
IMPLIED, ORAL OR WRITTEN) WITH RESPECT TO THE SERVICES PROVIDED UNDER THIS CONTRACT, INCLUDING, WITHOUT LIMITATION ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS OR SUITABILITY FOR ANY PURPOSE (WHETHER OR NOT M&I KNOWS, HAS REASON TO KNOW, HAS BEEN ADVISED, OR IS OTHERWISE IN FACT AWARE OF ANY SUCH PURPOSE), WHETHER ALLEGED TO ARISE BY LAW, BY REASON OF CUSTOM OR USAGE IN THE TRADE, OR BY COURSE OF DEALING. IN ADDITION, M&I DISCLAIMS ANY WARRANTY OR REPRESENTATION TO ANY PERSON OTHER THAN THE CUSTOMER WITH RESPECT TO THE SERVICES PROVIDED UNDER THIS CONTRACT.

10.       MODIFICATION OR PARTIAL TERMINATION


          10.1 Modifications to Services. M&I may modify, amend, enhance, update, or provide an appropriate replacement for the software used to provide the Services, or any element of its systems or processes at any time to: (i) improve the Services or (ii) facilitate the continued economic provision of the Services to Customer or M&I, provided that neither the functionality of the Services nor any applicable Performance Standards are materially adversely affected.

          10.2 Partial Termination by M&I. M&I may, at any time, withdraw any of the Services (other than the Core Services) upon providing ninety (90) days' prior written notice to Customer. M&I may also terminate any of the Services immediately upon any final regulatory, legislative, or judicial determination that providing such Services is inconsistent with applicable law or regulation. If M&I terminates any Service, M&I agrees to assist Customer, without additional charge, in identifying an alternate provider of such terminated Service.

          10.3 Partial Termination by Customer.

               A. Customer agrees that, during the Term, Customer shall obtain exclusively from M&I all of its requirements covered by the Initial Services. If Customer breaches the foregoing covenant, Customer shall pay M&I a Termination Fee for the discontinued Service, as liquidated damages and not as a penalty.

               B. Unless otherwise agreed to by the parties in writing, Customer may terminate any New Service upon one hundred eighty (180) days prior written notice to M&I. Termination of New Services shall not be subject to any Termination Fee, unless the entire Agreement is terminated in a manner which would entitle M&I to receive a Termination Fee.

          10.4 Ownership and Proprietary Rights. M&I reserves the right to determine the hardware, software and tools to be used by M&I in fulfilling its duties under this Agreement. M&I and Customer intend and agree that M&I shall retain title and all other ownership and proprietary rights in and to the M&I Proprietary Materials and information. Such ownership and proprietary rights shall include any and all rights in and to patents, trademarks, copyrights, and trade secret rights. M&I and Customer agree that M&I Proprietary Materials and Information are not "work made for hire" within the meaning of U.S. Copyright Act 17 U.S.C. Section 101.

          10.5 Millennium Modifications. The M&I Software has been modified to be Millennium Ready. Any additional modification to the M&I Software to make it Millennium Ready shall be made by M&I at no additional charge to Customer, provided, however, that any testing requirements imposed on Customer by any Federal Regulator shall be performed by M&I at Customer's sole cost and expense at M&I's then-current standard rates. M&I shall provide to Customer, at no charge, the results of proxy testing conducted as of the Effective Date on non-custom M&I Software used to provide the Initial Services.

 11.      TERMINATION

          11.1 Early Termination. The terms and conditions set forth in attached
Schedule 11.1 shall govern the early termination of this Agreement (or any Service which is part of the Initial Services).

          11.2 For Cause. If either party fails to perform any of its material obligations under this Agreement and does not cure such failure within thirty
(30) days after being given notice specifying the nature of the failure, then the non-defaulting party may, by giving notice to the other party, terminate this Agreement as of the date specified in such notice of termination, or such later date agreed to by the parties, without prejudice to the non-defaulting party's right to collect Damages (if the non-defaulting party is the Customer) or the Termination Fee (if the non-defaulting party is M&I).

          11.3 For, Insolvency. In addition to the termination rights set forth in Sections 11.1 and 11.2, subject to the provisions of Title 11, United States Code, if either party becomes or is declared insolvent or bankrupt, is the subject to any proceedings relating to its liquidation, insolvency or for the appointment of a receiver or similar officer for it, makes an assignment for the benefit of all or substantially all of its creditors, or enters into an agreement for the composition, extension, or readjustment of all or substantially all of its obligations, or is subject to regulatory sanction by any Federal Regulator, then the other party may, by giving written notice to such party, may terminate this Agreement as of a date specified in such notice of termination; provided that the foregoing shall not apply with respect to any involuntary petition in bankruptcy filed against a party unless such petition is not dismissed within sixty (60) days of such filing.

          11.4 For Force Majeure. In the event that M&I fails to provide the Services in accordance with this Agreement for a period of forty-five (45) days due to an event of force majeure (as described in Section 22.16 hereof), Customer may terminate this Agreement upon written notice to M&I delivered within thirty (30) days thereafter, without payment of any Termination Fee.

12.       SERVICES FOLLOWING TERMINATION

          12.1 Termination Assistance. Following the expiration or early termination of this Agreement, M&I shall provide Customer, at Customer's expense, all necessary assistance to facilitate the orderly transition of Services to Customer or its designee ("Termination Assistance"). As part of the Termination Assistance, M&I shall assist Customer to develop a plan for the transition of all Services then being performed by M&I under this Agreement, from M&I to Customer or its designee, on a reasonable schedule developed jointly by M&I and Customer. Prior to providing any Termination Assistance, M&I shall deliver to Customer a good faith estimate of all such Expenses and charges including charges for custom programming services. Customer understands and agrees that all Expenses and charges for Termination Assistance shall be computed in accordance with M&I's then-current standard published prices for such products, materials and services. Nothing contained herein shall obligate Customer to receive Termination Assistance from M&I. No termination of this Agreement pursuant to Section 11 above or otherwise shall affect the provisions of this Section 12.1.

          12.2 Continuation of Services. Unless M&I terminates this Agreement pursuant to Section 11.2 above, upon at least ninety (90) days' prior written request by Customer, M&I shall continue to provide Customer all Services and the

Effective Date of Termination shall be extended for a maximum period of twelve
(12) months. If Customer elects to receive the Services for such period, M&I's then-current standard pricing shall continue to apply to the provision and receipt of such Services.

13.       LIMITATION OF LIABILITY/MAXIMUM DAMAGES ALLOWED

          13.1 Equitable Relief. Either party may seek equitable remedies, including injunctive relief, for a breach of the other party's obligations under
Section 17 of this Agreement, prior to commencing the dispute resolution procedures set forth in Section 15.1 below.

          13.2 Exclusion of Incidental and Consequential Damages. Independent of, severable from, and to be enforced independently of any other provision of this Agreement, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY (NOR TO ANY PERSON CLAIMING RIGHTS DERIVED FROM THE OTHER PARTY'S RIGHTS) IN CONTRACT, TORT, OR OTHERWISE, FOR INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE, OR EXEMPLARY DAMAGES OF ANY KIND--including lost profits, loss of business, or other economic damage, and further including injury to property, but specifically excluding the damages set forth in Article 13.3, below--AS A RESULT OF BREACH OF ANY WARRANTY OR OTHER TERM OF THIS AGREEMENT, INCLUDING ANY FAILURE OF PERFORMANCE, REGARDLESS OF WHETHER THE PARTY LIABLE OR ALLEGEDLY LIABLE WAS ADVISED, HAD OTHER REASON TO KNOW, OR IN FACT KNEW OF THE POSSIBILITY THEREOF.

          13.3 Maximum Damages Allowed. Notwithstanding any other provision of this Agreement, and for any reason, including breach of any duty imposed by this contract, or independent of this contract, and regardless of any claim in contract, tort, or otherwise, M&I's total, aggregate liability under this Agreement shall in no circumstance exceed payments made to M&I by Customer under this Agreement during the three (3) months prior to the act or event giving rise to such claim.

          13.4 Statute of Limitations. No lawsuit or other action may be brought by either party hereto, or on any claim or controversy based upon or arising in any way out of this Agreement, after one (1) year from the date on which the cause of action arose regardless of the nature of the claim or form of action, whether in contract, tort, or otherwise; provided, however, the foregoing limitation shall not apply to the collection of any amounts due under this Agreement.

          13.5 Economic Loss Waiver. In addition to and not in limitation of any other provision of this Article 13, Customer hereby knowingly, voluntarily, and intentionally waives any right to recover from M&I any economic losses or damages in any action brought under tort theories, including, misrepresentation, negligence and/or strict liability, relating to the quality or performance of any products or services provided by M&I. For purposes of this waiver, economic losses and damages include monetary losses or damages to Customer caused by a defective product or service except personal injury or damage to other property. Even if remedies provided to Customer under this Agreement shall be deemed to have failed of their essential purpose, M&I shall have no liability to Customer under tort theories for economic losses or damages.

          13.6 Liquidated Damages. Customer acknowledges that M&I shall suffer a material adverse impact on its business if this Agreement is terminated prior to expiration of the Term, and that the resulting damages may not be susceptible of precise determination. Customer acknowledges that the Termination Fee is a reasonable approximation of such damages and shall be deemed to be liquidated damages and not a penalty.

          13.7 Essential Elements. Customer and M&I acknowledge and agree that the limitations contained in this Article 13 are essential to this Agreement, and that M&I has expressly relied upon the inclusion of each and every provision of this Article 13 as a condition to executing this Agreement.

14.       INSURANCE AND INDEMNITY

          14.1 Insurance. M&I shall maintain for its own protection fidelity bond coverage for the Operations Center personnel; insurance coverage for loss from fire, disaster or the causes contributing to interruption of normal services, including replacement of data processing equipment; reconstruction of data file media and related processing costs; additional expenses incurred to continue operations; and business interruption to reimburse M&I for losses resulting from suspension of the Operation Center's activities due to physical loss of equipment.

          14.2 Indemnity.

               A. By Customer. Customer shall indemnify M&I from, defend M&I against, and pay any final judgments awarded against M&I, resulting from: (i) any breach of this Agreement by Customer (ii) Customer's violation of Federal, state, or other laws or regulations; (iii) work-related injury or death caused by Customer or its employees or agents; (iv) tangible personal or real property damage or financial or monetary loss incurred by M&I resulting from Customer's acts or omissions; and (v) the data, information and/or instructions furnished by Customer and any inaccuracy or inadequacy therein.

               B. By M&I. M&I shall indemnify Customer from, defend Customer against, and pay any final judgment awarded against Customer, resulting from:
(i) any claim by a Third Party that the Services or the M&I Software infringe upon any patent, copyright or trademark of a Third Party under the laws of the United States; (ii) any breach of this Agreement by M&I; (iii) M&I's violation of Federal, state, or other laws or regulations; (iv) work-related injury or death caused by M&I, its employees, or agents; and (v) tangible personal or real property damage resulting from M&I's acts or omissions.

          14.3 Indemnification Procedures. If any Third Party makes a claim covered by this Section against an indemnitee with respect to which such indemnitee intends to seek indemnification under this Section, such indemnitee shall give notice of such claim to the indemnifying party, including a brief description of the amount and basis therefor, if known. Upon giving such notice, the indemnifying party shall be obligated to defend such indemnitee against such claim, and shall be entitled to assume control of the defense of the claim with counsel chosen by the indemnifying party, reasonably satisfactory to the indemnitee. Indemnitee shall cooperate fully with, and assist, the indemnifying party in its defense against such claim in all reasonable respects. The indemnifying party shall keep the indemnitee fully apprised at all times as to the status of the defense. Notwithstanding the foregoing, the indemnitee shall have the right to employ its own separate counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnitee. Neither the indemnifying party nor any indemnitee shall be liable for any settlement of action or claim effected without its consent. Notwithstanding the foregoing, the indemnitee shall retain, assume, or reassume sole control over all expenses relating to every aspect of the defense that it believes is not the subject of the indemnification provided for in this section. Until both (a) the indemnitee receives notice from indemnifying party that it will defend, and (b) the indemnifying party assumes such defense, the indemnitee may, at any time after ten (10) days from the date notice of claim is given to the indemnifying party by the indemnitee, resist or otherwise defend the claim or, after consultation with and consent of the indemnifying party, settle or otherwise compromise or pay the claim. The indemnifying party shall pay all costs of indemnity arising out of or relating to that defense and any such settlement, compromise, or payment. The indemnitee shall keep the indemnifying party fully apprised at all times as to the status of the defense. Following indemnification as provided in this Section, the indemnifying party shall be subrogated to all rights of the indemnitee with respect to the matters for which indemnification has been made.

15.      DISPUTE RESOLUTION

         15.1 Representatives of Parties. All disputes arising under or in connection with this Agreement shall initially be referred to the Account Representatives. If the Account Representatives are unable to resolve the dispute within five (5) business days after referral of the matter to them, the managers of the Account Representatives shall attempt to resolve the dispute. If, after five (5) days they are unable to resolve the dispute, senior executives of the parties shall attempt to resolve the dispute. If, after five
(5) days they are unable to resolve the dispute, the parties shall submit the dispute to the chief executive officers of the parties for resolution. Neither party shall commence legal proceedings with regard to a dispute until completion of the dispute resolution procedures set forth in this Section 15.1, except to the extent necessary to preserve its rights or maintain a superior position.

         15.2 Continuity of Performance. During the pendency of the dispute resolution proceedings described in this Article 15, M&I shall continue to provide the Services so long as Customer shall continue to pay all undisputed amounts to M&I in a timely manner.

16.      REPRESENTATIONS AND WARRANTIES

         16.1 By M&I. M&I represents and warrants that:

              A. Rights. M&I has the right to provide the Services hereunder, using all computer software required for that purpose.

              B. Organization and Approvals. M&I is a corporation validly existing and in active status under the laws of the State of Wisconsin. It has all the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by M&I and this Agreement is enforceable in accordance with its terms against M&I. No approval, authorization or consent of any governmental or regulatory authorities is required to be obtained or made by M&I in order for M&I to enter into and perform its obligations under this Agreement.

         16.2 By Customer. Customer represents and warrants that:

              A. Organization. It is a corporation validly existing and in good standing under the laws of the state of its incorporation.

              B. Authority. It has all the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement has been duly authorized by Customer and this Agreement is enforceable in accordance with its terms against Customer.

              C. Approvals. No approval, authorization or consent of any governmental or regulatory authorities required to be obtained or made by Customer in order for

Customer to enter into and perform its obligations under this Agreement.

17.      CONFIDENTIALITY AND OWNERSHIP

         17.1 Customer Data. Customer shall remain the sole and exclusive owner of all Customer Data and other Confidential Information (as hereinafter defined), regardless of whether such data is maintained on magnetic tape, magnetic disk, or any other storage or processing device. All such Customer Data and other Confidential Information shall, however, be subject to regulation and examination by the appropriate auditors and regulatory agencies to the same extent as if such information were on Customer's premises. "Customer Data" means any and all data and information of any kind or nature submitted to M&I by Customer, or received by M&I on behalf of Customer, in connection with the Services.

         17.2 M&I Systems. Customer acknowledges that it has no rights in any software, systems, documentation, guidelines, procedures and similar related materials or any modifications thereof provided by M&I, except with respect to Customer's use of the same during the Term to process its data.

         17.3 Confidential Information. "Confidential Information" of a party shall mean all confidential or proprietary information and documentation of such party, whether or not marked as such, including without limitation with respect to Customer, all Customer Data. Confidential Information shall not include: (i) information which is or becomes publicly available (other than by the person or entity having the obligation of confidentiality) without breach of this Agreement; (ii) information independently developed by the receiving party;
(iii) information received from a third party not under a confidentiality obligation to the disclosing party; or (iv) information already in the possession of the receiving party without obligation of confidence at the time first disclosed by the disclosing party. The parties acknowledge and agree that the substance of the negotiations of this Agreement, and the terms of this Agreement are Considered Confidential Information subject to the restrictions contained herein. Neither party shall use, copy, sell, transfer, publish, disclose, display, or otherwise make any of the other party's Confidential

Information available to any Third Party without the prior written consent of the other.

          17.4 Obligations of the Parties. M&I and Customer shall hold the Confidential Information of the other party in confidence and shall not disclose or use such Confidential Information other than for the purposes contemplated by this Agreement, and shall instruct their employees, agents, and contractors to use the same care and discretion with respect to the Confidential Information of the other party or of any Third Party utilized hereunder that M&I and Customer each require with respect to their own most confidential information, but in no event less than a reasonable standard of care, including but not limited to, the utilization of security devices or procedures designed to prevent unauthorized access to such materials. Each party shall instruct its employees, agents, and contractors of its confidentiality obligations hereunder and not to attempt to circumvent any such security procedures and devices. Each party's obligation under the preceding sentence may be satisfied by the use of its standard form of confidentiality agreement, if the same reasonably accomplishes the purposes here intended. All such Confidential Information shall be distributed only to persons having a need to know such information to perform their duties in conjunction with this Agreement.

          17.5 Security. M&I shall be responsible for, and shall establish and maintain safeguards against, any disaster, loss or alteration of the Customer Data in the possession of M&I. Such safeguards shall be no less rigorous than that M&I uses to protect its own data of a similar nature.

18.      MANAGEMENT OF PROJECT

         18.1 Account Representatives. Each party shall cause an individual to be assigned ("Account Representative") to devote time and effort to management of the Services under this Agreement following the Conversion. Neither party shall reassign or replace its Account Representative during the first six (6) months of his or her assignment without the consent of the other party, except if such individual voluntarily resigns, is dismissed for cause, or is unable to work due to his or her death or disability.

          18.2 Reporting and Meetings. Within sixty (60) days after the Effective Date, the parties shall mutually agree upon (a) an appropriate set of periodic reports to be issued by M&I to Customer during the Conversion Period and during the remainder of the Term; and (b) an appropriate set of periodic meetings to be held between the Account Representatives during the Conversion Period and the remainder of the Term. Meetings shall be held to review performance, changes, resource utilization and such other matter as appropriate.

         18.3 Development Projects and Technical Support. Upon Customer's written request, M&I will develop and provide to Customer a good faith estimate of any additional charges which Customer may incur in connection with the operation of any new software, major modification or enhancements developed by M&I or the acquisition of Third Party software. Customer agrees that M&I will have the opportunity to bid on and be considered for all software development, maintenance and other technology projects related to the Services that Customer wishes to implement. Nothing contained herein shall obligate M&I to develop enhancements requested by Customer.

19.      REGULATORY COMPLIANCE

         A. Customer shall be solely responsible for monitoring and interpreting (and for complying with, to the extent such compliance requires no action by M&I) the federal and state laws, rules and regulations pertaining to Customer's business (the "Legal Requirements"). Based on Customer's Proper Instructions, M&I shall select the processing parameter settings, features and options (collectively, the "Parameters") within M&I's system that will apply to Customer. Customer shall be responsible for determining that such selections are consistent with the Legal Requirements and with the terms and conditions of any agreements between Customer and its clients. In making such determinations, Customer may rely upon the written descriptions of such Parameters contained in the User Manuals. M&I shall perform system processing in accordance with the Parameters.

         B. Subject to the foregoing, M&I shall perform an ongoing review of federal laws, rules and regulations. M&I shall maintain the features and functions set forth in the User Manuals for each of the Services in accordance with all changes in federal laws, rules and regulations applicable to such features and functions, in a non-custom environment. For any new federal laws, rules and regulations, M&I will perform a business review, with input from M&I's customers and user groups. If M&I elects to support a new federal law, rule or regulation through changes to the M&I Software, M&I shall develop and implement modifications to the Services to enable Customer to comply with such new federal laws, rules and regulations. In all other circumstances relating to regulatory compliance of the Services, including state laws, rules and regulations, the provisions of Section 5.2 above (New Services) shall apply.

         C. In any event, M&I shall work with Customer in developing and implementing a suitable procedure or direction to enable Customer to comply with federal and state laws, rules and regulations applicable to the Services being provided by M&I to Customer, including in those instances when M&I has elected to, but it is not commercially practicable to, modify the M&I Software prior to the regulatory deadline for compliance.

20.      DISASTER RECOVERY

         20.1 Services Continuity Plan. M&I shall maintain throughout the Term of the Agreement a Services Continuity Plan (the "Plan") in compliance with applicable regulatory requirements. "Disaster" shall have the meaning set forth in the Plan. Review and acceptance of the Plan as may be required by any applicable regulatory agency shall be the responsibility of Customer. M&I shall cooperate with Customer in conducting such reviews as such regulatory agency may from time to time reasonably request. A detailed executive summary of the Plan has been provided to Customer. Updates to the Plan shall be provided to Customer without charge.

         20.2 Relocation. If appropriate, M&I shall relocate all affected Services to an alternate disaster recovery site as expeditiously as possible after declaration of a Disaster, and shall coordinate with Customer all requisite telecommunications modifications necessary to achieve full connectivity to the disaster recovery site, in material compliance with all regulatory requirements.

         20.3 Resumption of Services. The Plan provides that, in the event of a Disaster, M&I will be able to resume the Services in accordance therewith within the time periods specified in the Plan. In the event M&I is unable to resume the Services to Customer within the time periods specified in the Plan, Customer shall have the right to terminate this Agreement without payment of the Termination Fee upon written notice to M&I delivered within forty-five (45) days after declaration of such Disaster.

         20.4 Annual Test. M&I shall test its Plan by conducting one (1) test annually and shall provide Customer with a description of the test results in accordance with applicable laws and regulations.

21.      GENERAL TERMS AND CONDITIONS

         21.1 Transmission of Data. The responsibility and expense for transportation and transmission of, and the risk of loss for, data and media transmitted between M&I and Customer shall be borne by Customer. Data lost by M&I following processing, including loss of data transmission, shall either be restored by M&I from its backup media or shall be reprocessed from Customer's backup media at no additional charge to Customer.

         21.2 Equipment and Network. Customer shall obtain and maintain at its own expense its own data processing and communications equipment as may be necessary or appropriate to facilitate the proper use and receipt of the Services. Customer shall pay all installation, monthly, and other charges relating to the installation and use of communications lines between Customer's datacenter and the Operations Center, as set forth in Schedule 21.2 ("Network Schedule"). M&I maintains and will continue to maintain a network control center with diagnostic capability to monitor reliability and availability of the communication lines described in the Network Schedule, but M&I shall not be responsible for the continued availability or reliability of such communications lines.

         21.3 Reliance on Data. M&I will perform the Services described in this Agreement on the basis of information furnished by Customer. M&I shall be entitled to rely upon any such data, information, or instructions as provided by Customer. If any error results from incorrect input supplied by Customer, Customer shall be responsible for discovering and reporting such error and supplying the data necessary to correct such error to M&I for processing at the earliest possible time.

         21.4 Data Backup. Customer shall maintain adequate records for at least ten (10) business days including (i) microfilm images of items being transported to M&I or (ii) backup on magnetic tape or other electronic media where transactions are being transmitted to M&I, from which reconstruction of lost or damaged items or data can be made. Customer assumes all responsibility and liability for any loss or damage resulting from failure to maintain such records.

         21.5 Balancing and Controls. Customer shall (a) on a daily basis, review all input and output, controls, reports, and documentation, to ensure the integrity of data processed by M&I; and (b) on a daily basis, check exception reports to verify that all file maintenance entries and nondollar transactions were correctly entered. Customer shall be responsible for initiating timely remedial action to correct any improperly processed data which these reviews disclose.

         21.6 Use of Services. Customer assumes exclusive responsibility for the consequences of any Proper Instructions Customer may give M&I, for Customer's failure to properly access the Services in the manner prescribed by M&I, and for Customer's failure to supply accurate input information. Customer agrees that, except as otherwise permitted in this Agreement or in writing by M&I, Customer will use the Services only for its own internal business purposes to service its banking customers and clients and will not sell or otherwise provide, directly or indirectly, any of the Services or any portion thereof to any Third Party.

         21.7 Regulatory Assurances. M&I and Customer acknowledge and agree that the performance of these Services will be subject to regulation and examination by Customer's regulatory agencies to the same extent as if such Services were being performed by Customer. Upon request, M&I agrees to provide any appropriate assurances to such agency and agrees to subject itself to any required examination or regulation. Customer agrees to reimburse M&I for reasonable costs actually incurred due to any such examination or regulation that is performed primarily for the purpose of examining Services used by Customer.

                  A. Notice Requirements. Customer shall be responsible for complying with all regulatory notice provisions to any applicable governmental agency, which shall include providing timely and adequate notice to the Chief Examiner of the Federal Home Loan Bank Board, the Office of Thrift Supervision, the Office of the Comptroller of the Currency, The Federal Deposit Insurance Corporation, the Federal Reserve Board, or their successors, as applicable (collectively, the "Federal Regulators"), as of the Effective Date of this Agreement, identifying those records to which this Agreement shall apply and the location at which such Services are to be performed.

                  B. Examination of Records. The parties agree that the records maintained and produced under this Agreement shall, at all times, be available at the Operations Center for examination and audit by governmental agencies having jurisdiction over the Customer's business, including any Federal Regulator. The Director of Examinations of any Federal Regulator or his or her designated representative shall have the right to ask for and to receive directly from M&I any reports, summaries, or information contained in or derived from data in the possession of M&I related to the Customer. M&I shall notify Customer as soon as reasonably possible of any formal request by any authorized governmental agency to examine Customer's records maintained by M&I, if M&I is permitted to make such a disclosure to Customer under applicable law or regulations. Customer agrees that M&I is authorized to provide all such described records when formally required to do so by a Federal Regulator.

                  C. Audits. M&I shall cause a Third Party review of the Operations Center and related internal controls, to be conducted annually by its independent auditors. M&I shall provide to Customer, upon written request, one copy of the audit report resulting from such review. Remote datacenters used by M&I in providing some of the Services shall be reviewed by M&I's internal auditors in accordance with procedures and on a schedule satisfactory to the Federal Regulator responsible for supervision of M&I.

         21.8 IRS Filing. Customer represents it has complied with all laws, regulations, procedures, and requirements in attempting to secure correct tax identification numbers (TINS) for Customer's payees and customers and agrees to attest to this compliance by an affidavit provided annually. Customer authorizes M&I to act as Customer's agent and sign on Customer's behalf the Affidavit required by the Internal Revenue Service on Form 4804, or any successor form. Exhibit B (Attorney-in-Fact Appointment) and Exhibit C (Affidavit) shall be executed by Customer contemporaneously with the execution of this Agreement. Customer acknowledges that M&I's execution of the Form 4804 Affidavit on Customer's behalf does not relieve Customer of responsibility to provide accurate TINs or liability for any penalties which may be assessed for failure to comply with TIN requirements.

         21.9 Affiliates. Customer agrees that it is responsible for assuring compliance with this Agreement by those Affiliates receiving Services under this Agreement. Customer agrees to be responsible for the submission of its Affiliates, data to M&I for processing and for the transmission to Customer's Affiliates of such data processed by and received from M&I. Customer agrees to pay any and all fees owed under this Agreement for Services rendered to its Affiliates.

         21.10 Future Acquisition. Customer acknowledges that M&I has established the Fee Schedule and enters into this Agreement on the basis of M&I's understanding of the Customer's current need for Services and Customer's anticipated future need for Services as a result of internally generated expansion of its customer base. If the Customer expands its operations by acquiring Control of additional financial institutions or the Customer experiences a Change in Control (as hereinafter defined), the following provisions shall apply:

                  A. Acquisition of Additional Entities. If Customer acquires Control after the date hereof of one or more bank holding companies, banks, savings and loan associations or other financial institutions that are not currently Affiliates, M&I agrees to provide Services for such new Affiliates and such Affiliates shall automatically be included in the definition of "Customer"; provided that

(a) the Conversion of each new Affiliate must be scheduled at a mutually agreeable time (taking into account, among other things, the availability of M&I Conversion resources) and must be completed before M&I has any obligation to provide Services to such new Affiliate; (b) the Customer will be liable for any and all Expenses in connection with the Conversion of such new Affiliate; and
(c) Customer shall pay Conversion Fees in an amount to be mutually agreed upon with respect to each new Affiliate.

                  B. Change in Control of Customer. If a Change in Control occurs with respect to Customer, M&I agrees to continue to provide Services under this Agreement; provided that (a) M&I obligation to provide Services shall be limited to the entities comprising the Customer prior to such Change in Control and (b) M&I's obligation to provide Services shall be limited in any and all circumstances to the number of accounts and items processed in the 3-month period prior to such Change in Control occurring plus 25%.

22.      MISCELLANEOUS PROVISIONS

         22.1 Governing Law. The validity, construction and interpretation of this Agreement and the rights and duties of the parties hereto shall be governed by the internal laws of the State of Wisconsin, excluding its principles of conflict of laws.

         22.2 Venue and Jurisdiction. In the event of litigation to enforce the terms of this Agreement, the parties consent to venue in an exclusive jurisdiction of the courts of Milwaukee County, Wisconsin and the Federal District Court for the Eastern District of Wisconsin. The parties further consent to the jurisdiction of any federal or state court located within a district which encompasses assets of a party against which a judgment has been rendered, either through arbitration or litigation, for the enforcement of such judgment or award against such party or the assets of such party.

         22.3 Entire Agreement; Amendments. This Agreement, together with the exhibits and schedules hereto, constitutes the entire agreement between M&I and the Customer with respect to the subject matter hereof. There are no restrictions, promises, warranties, covenants or undertakings other than those expressly set forth herein and therein. This Agreement supersedes all prior negotiations, agreements, and undertakings between the parties with respect to such matter. This Agreement, including the exhibits and schedules hereto, may be amended only by an instrument in writing executed by the parties or their permitted assignees.

         22.4 Assignment. This Agreement may not be assigned by either party, by operation of law or otherwise, without the prior written consent of the other party, which consent shall not be unreasonably withheld, provided that (a) M&I's consent need not be obtained in connection with the assignment of this Agreement pursuant to a merger in which Customer is a party and as a result of which the surviving Entity becomes an Affiliate of another bank holding company, bank, savings and loan association or other financial institution, so long as the provisions of Section 21.10 are complied with; and (b) M&I may freely assign this Agreement (i) in connection with a merger, corporate reorganization or sale of all or substantially all of its assets, stock or securities, or (ii) to any Entity which is a successor to the assets or the business of the M&I Data Services division of M&I.

         22.5 Relationship of Parties. The performance by M&I of its duties and obligations under this Agreement shall be that of an independent contractor and nothing contained in this Agreement shall create or imply an agency's relationship between Customer and M&I, nor shall this Agreement be deemed to constitute a joint venture or partnership between Customer and M&I.

         22.6 Notices. Except as otherwise specified in the Agreement, all notices, requests, approvals, consents and other communications required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by (i) first class U.S. mail, registered or certified, return receipt requested, postage pre-paid; or (ii) U.S. express mail, or other, similar overnight courier service to the address specified below. Notices shall be deemed given on the day actually received by the party to whom the notice is addressed.

         In the case of Customer:       First National Bank
                                         of Lehigh Access
                                        1300 Homestead Road
                                        Lehigh Access FL 35936
                                        Attn: Lloyd Weber
                                              President & CEO

         For Billing Purposes:          --------------------------

                                        --------------------------

                                        --------------------------

                                        --------------------------

         In the case of M&I:            M&I Data Services
                                        4900 West Brown Deer Road
                                        Brown Deer WI 53223
                                        Attn:
                                               -------------------
                                               Senior Vice President
                                               Sales & Marketing

                                               -------------------
                                               Vice President and
                                               General Counsel

         22.7 Headings. Headings in this Agreement are for reference purposes only and shall not effect the interpretation or meaning of this Agreement.

         22.8 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original but all of which together constitute one and the same agreement.

         22.9 Waiver. No delay or omission by either party to exercise any right or power it has under this Agreement shall impair or be construed as a waiver of such right or power. A waiver by any party of any breach or covenant shall not be construed to be a waiver of any succeeding breach or any other covenant. All waivers must be in writing and signed by the party waiving its rights.

         22.10 Severability. If any provision of this Agreement is held by court or arbitrator of competent jurisdiction to be contrary to law, then the remaining provisions of this Agreement will remain in full force and effect. Articles 11, 13 and 17 and Sections 22.1, 22.2 and 22.18 shall survive the expiration or earlier termination of this Agreement for any reason.

         22.11 Attorneys' Fees and Costs. If any legal action is commenced in connection with the enforcement of this Agreement or any instrument or agreement required under this Agreement, the prevailing party shall be entitled to costs, attorneys' fees actually incurred, and necessary disbursements incurred in connection with such action, as determined by the court.

         22.12 Financial Statements. M&I agrees to furnish to the Customer copies of the then-current annual report for the Marshall & Ilsley Corporation, within 45 days after such document is made publicly available.

         22.13 Publicity. Neither party shall use the other parties' name or trademark or refer to the other party directly or indirectly in any media release, public announcement or public disclosure relating to this Agreement or its subject matter, in any promotional or marketing materials, lists or business presentations, without consent from the other party for each such use or release. Customer agrees that neither it, its directors, officers, employees or agents shall disclose this Agreement or any of the terms or provisions of this Agreement to any other party.

         22.14 Solicitation. Neither party shall solicit the employees of the other party during the Term of this Agreement, for any reason.

         22.15 No Third Party Beneficiaries. Each party intends that this Agreement shall not benefit, or create any right or cause of action in or on behalf of, any person or entity other than the Customer and M&I.

         22.16 Force Majeure. Notwithstanding any provision contained in this Agreement, neither party shall be liable to the other to the extent fulfillment or performance if any terms or provisions of this Agreement is delayed or prevented by revolution or other civil disorders; wars; acts of enemies; strikes; lack of available resources from persons other than parties to this Agreement; labor disputes; electrical equipment or availability failure; fires; floods; acts of God; federal, state or municipal action; statute; ordinance or regulation; or, without limiting the foregoing, any other causes not within its control, and which by the exercise of reasonable diligence it is unable to prevent, whether of the class of causes hereinbefore enumerated or not. This clause shall not apply to the payment of any sums due under this Agreement by either party to the other.

         22.17 Construction. M&I and Customer each acknowledge that the limitations and exclusions contained in this Agreement have been the subject of active and complete negotiation between the parties and represent the parties' voluntary agreement based upon the level of risk to Customer and M&I associated with their respective obligations under this Agreement and the payments to be made to M&I and the charges to be incurred by M&I pursuant to this Agreement. The parties agree that the terms and conditions of this Agreement shall not be construed in favor of or against any party by reason of the extent to which any party or its professional advisors participated in the preparation of this document.

         22.18 Waiver of Jury Trial. Each of Customer and M&I hereby knowingly, voluntarily and intentionally waives any and all rights it may have to a trial by jury in respect of any litigation based on, or arising out of, under, or in connection with, this Agreement or any course of conduct, course of dealing, statements (whether verbal or written), or actions of M&I or Customer, regardless of the nature of the claim or form of action, written contract or tort, including negligence.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in their names as of the date first above written.

MARSHALL & ILSLEY CORPORATION ("M&I")
ACTING THROUGH ITS DIVISION,
M&I DATA SERVICES

By:
       --------------------------
Name:  Owen J. Sullivan
Title: President
       Outsourcing Business Group

By:
       --------------------------
Name:  Thomas R. Mezera
Title: Senior Vice President
       Sales & Marketing

LEHIGH ACRES FIRST NATIONAL BANK ("CUSTOMER")
1300 Homestead Road
Lehigh Access FL 33936

By:
       --------------------------
Name:  Lloyd Weber
Title: President & CEO

                                                                       EXHIBIT A

                                  AUTHORIZATION AGREEMENT

         The undersigned ("Customer") hereby authorizes M&I Data Services, a division of the Marshall & Ilsley Corporation, ("M&I") to initiate debit entries and to initiate, if necessary, credit entries and adjustments for any excess debit entries or debit entries made in error, to Customer's account indicated below and the depository named below, to debit and/or credit the same such account.

This authority is to remain in full force and effect for the period coinciding with the term (and any renewals thereof) of the Outsourcing Agreement made the ______________ day of ________________ 1999, and any addenda thereto (the
"Agreement"), pursuant to the terms and conditions specified in the Agreement.

DEPOSITORY NAME:
                                       ---------------------------------------
ADDRESS:
                                       ---------------------------------------
CITY/STATE/ZIP:
                                       ---------------------------------------
TELEPHONE NUMBER:
                                       ---------------------------------------
ROUTING TRANSIT NUMBER:
                                       ---------------------------------------
ACCOUNT NUMBER:
                                       ---------------------------------------



                                       LEHIGH ACRES FIRST NATIONAL BANK
                                       ("customer")

                                       BY:
                                              --------------------------------
                                       Name:  LLOYD WEBER
                                       Title: PRESIDENT & CEO

                                                                       EXHIBIT B

                          ATTORNEY-IN-FACT APPOINTMENT

         Customer hereby appoints M&I Data Services, a division of the Marshall & Ilsley Corporation ("M&I") as: (1) customer's attorney-in-fact and empowers M&I to authorize the Internal Revenue Service (IRS) to release information return documents supplied to the IRS by M&I to states which participate in the "Combined Federal/State Program"; and (2) Customer's agent to sign on Customer's behalf the Affidavit required by the Internal Revenue Service on Form 4804, or any successor form.

                                              LEHIGH ACRES FIRST NATIONAL BANK
                                              ("Customer")

                                              By:
                                                     -------------------------
                                              Name:  Lloyd Weber
                                              Title: President & CEO

                                                                       EXHIBIT C

                                    AFFIDAVIT

STATE OF                           )
          -------------------------
                                   )ss.
COUNTY OF                          )
          -------------------------

I, Lloyd Weber, being first duly sworn, on oath, depose and say:

         1. I am an employee of Lehigh Acres First National Bank. I have personal knowledge of my employer's practices with regard to procuring and reporting tax identification numbers (TINS) and authority to execute this Affidavit on my employer's behalf.

         2. Lloyd Weber has complied with all laws, regulations, procedures, and requirements in attempting to secure correct TINs for its payees. This compliance has been pursued with due diligence, and any failure to secure correct TINs is due to reasonable cause.

                                          LEHIGH ACRES FIRST NATIONAL BANK
                                          ("Customer")

                                          By:
                                                 -------------------------
                                          Name:  Lloyd Weber
                                          Title: President & CEO

Subscribed and sworn to before me
this        day of         , 1999.
     ------        --------

--------------------------------------

--------------------------------------      Notary Public

My Commission expires:
                      -------------------

                                  SCHEDULE 1.2

                                   AFFILIATES

                                  SCHEDULE 4.2

                                 CONVERSION PLAN

The schedule listed below has been developed based on the information provided to date. Time frames and activities are subject to change as the project is further defined. In addition to the schedule below, an issues list accompanies this Schedule 4.2 to outline specific responsibilities which are part of this Conversion project plan. The issues list documents the parties' understandings and commitments as of the Effective Date, and shall be supplemented throughout the Conversion Period as additional information is made available and further agreements are made by the parties.

WEEKS PRIOR
TO CONVERSION           EVENT

26 WEEKS                PROJECT ORGANIZATION AND ADMINISTRATION
                        Specific individuals to support this Conversion will be assigned at the Customer and at M&I. Internal project initiation documents will be completed, and a detailed project plan will be developed at M&I.

24 WEEKS                PROJECT KICKOFF MEETING
                        A kickoff meeting is held at the bank to introduce M&I Conversion Project Management to the Customer's project team. The overall Conversion process will be reviewed. Specific details will be discussed regarding project scope, roles and responsibilities, Conversion major events, and critical success factors.

                        EQUIPMENT/NETWORK ASSESSMENT
                        Each office will be visited to record the layout of each location from a network perspective and to inventory existing equipment, including terminals, printers, ATM machines, controllers, and modems. This information will be evaluated to determine requirements for the future.

                        HIGH-LEVEL APPLICATION AND OPERATIONS REVIEW
                        A discussion of each application will be conducted at a high level to better understand services provided to existing customers. Current operational processes supported, such as item capture, statement rendering, and exception items, will be reviewed as well as interfaces to the current processor to clarify service requirements and special needs.

                        CONVERSION TAPES ORDERED
                        Conversion tapes will be ordered from the appropriate service providers.

22 WEEKS                EQUIPMENT/NETWORK PLAN DEVELOPMENT
                        Based on the Equipment/Network Assessment, an Equipment/ Network Plan with a network design and hardware/software requirements will be developed.

                        STAFF TRAINING AT M&I
                        Key individuals from the Bank will attend application training at M&I to help with Conversion analysis and to prepare to train others at the Bank.

20 WEEKS                   MIFIL REPORTS CREATED
                           M&I reports will be produced using the Conversion test tapes to list each field, all values found in each field, and the number of occurrences of each value.

18 WEEKS                   PRODUCT MAPPING
                           Meetings will be conducted with M&I product support representatives to review the business processes supported by the Bank based on the product knowledge of Bank personnel current application documentation, and Conversion file record layouts. Each field will be discussed for clarification and determination of the corresponding use on the M&I System. All backroom support will be reviewed, a general training plan will be developed, and enhancements will be identified.

16 WEEKS                   TRAINING BANK AND TRAINING NETWORK ESTABLISHED
                           A training Bank will be set up on the M&I system to facilitate training of Bank staff and testing of the Conversion. The appropriate network and equipment will be installed at designated training locations.

10 WEEKS                   TEST REPORT REVIEW
                           Conversion Test Reports will be reviewed by the product support representative with key contacts at the Bank to verify accuracy of the Conversion process. Issues will be identified and addressed.

                           OPERATIONAL ANALYSIS
                           Business processes, as planned,
                           will be reviewed to confirm that system parameters and processes are aligned with operational procedures. Issues win be identified and addressed.

6 WEEKS                    BANK NETWORK INSTALLED
                           The network to support all Bank locations will be installed. As a general rule, one terminal will be installed at each location in preparation for Readiness Review. The remainder of the equipment will be installed during the last few days before the Conversion.

4 WEEKS                    READINESS REVIEW
                           This is a three-day test of our preparedness for the live Conversion with M&I project staff on-site for support. Test scripts will be distributed to Bank personnel at each location for data entry on the training Bank. Nightly posting will be run with item capture test files as input, reports will be produced, and the test Bank will be balanced each day. Bank personnel will be asked to support all functions of this test using operational procedures from data entry to balancing. This will give Bank staff a chance to practice using the system and gain confidence before dealing with their customers in a production environment. It also will serve to validate network configuration, interface processes, staff training, and operational procedures. Issues will be identified and addressed.

2 WEEKS                    FINAL PREPARATION FOR CONVERSION
                           Technical setup for the Conversion will be reviewed for accuracy, and follow-up calls will be made to external firms supporting the Bank to confirm previously made arrangements (Federal Reserve, current software vendors, ATM support, etc.). A detailed Conversion Weekend Plan will be developed and distributed to all key contacts.

0 WEEKS                    FILES CONVERTED, "LIVE" ON M&I
                           Files will be converted to M&I over Conversion weekend, after posting on the old processor for Friday night.

                           CONVERSION SUPPORT ON-SITE
                           The M&I project manager and product support representatives will be on-site the week following
                           Conversion to support Bank personnel.

                                 SCHEDULE 5.1

                                 ADP SERVICES

                                  SCHEDULE 5.3

                                  ACH SERVICES

         A.       Definitions.    The following terms, as referenced from the
NACHA Rules, shall have the following meanings for the purposes of the
Agreement:

                  1. "Applicable Law" means the NACHA Rules, the rules of local ACH Associations, the rules of any and all ACH Operators, and other applicable law.

                  2. "Automated Clearing House Operator" or "ACH Operator" means the central clearing facility, operated by a Federal Reserve Bank ("FRB") or a private organization, which receives entries from the ODFI or the Third Party processor acting as an agent for the ODFI, and distributes entries to the appropriate RDFI or the Third Party processor acting as an agent for the RDFI, and performs the settlement functions for the affected financial institutions.

                  3. "Originating Depository Financial Institution" or "ODFI" means the institution that receives the payment instructions from the Originators and forwards the entries to the ACH Operator.

                  4. "Originator" means a person that has authorized an ODFI to transmit a credit or debit entry to the deposit account of an RDFI.

                  5. "Receiving, Depository Financial Institution" or "RDFI" means the institution that receives ACH entries from the ACH Operator and posts them to the accounts of its depositors.

         B. General. Customer hereby authorizes M&I to initiate and receive automated clearing house debit and credit entries, adjustments to debit entries and credit entries to Customer's account to be set up during the Conversion Period, to credit and/or debit the same to such account, and to provide various ACH services, as described below, to Customer pursuant to the terms and conditions specified in this Schedule 5.3. The ACH entries covered shall hereinafter be referred to as the "ACH Entries." Except as otherwise provided herein, the terms used in this Schedule 5.3 shall have the same meanings as ascribed to such terms in the Operating Rules of the National Automated Clearing House Association, as in effect from time to time (the "NACHA Rules").

         C.       ACH Services.

                  1. M&I shall act as Customer's agent for initiating and transmitting ACH Entries to the appropriate ACH Operator. In addition, M&I shall act as Customer's agent for receiving ACH Entries from an ACH Operator. For all ACH Entries initiated by M&I pursuant to this Agreement, Customer, and not M&I, shall be the ODFI when M&I receives payment instructions directed to Customer's routing number from an Originator, or the RDFI when M&I receives ACH Entries directed to Customer's routing number from an ACH Operator.

                  2. M&I shall transmit ACH Entries in accordance with the format requirements of the NACHA Rules to an ACH Operator using Customer's Routing Number. M&I shall receive ACH Entries on behalf of Customer that are transmitted to M&I by an ACH Operator. M&I shall provide reports to Customer, as described in the ACH User Manual. If agreed to between Customer and M&I, M&I shall provide for the posting of ACH Entries to Customer deposit accounts.

                  3. All warranties of an ODFI or RDFI prescribed under Applicable Law shall be in effect and applicable to Customer, and not M&I, with respect to all ACH Entries.

                  4. M&I may provide additional ACH Services as requested by Customer and agreed to by M&I in writing.

         D. M&I PC ACH Services. Customer may provide its business depositors with personal computer access to M&I's ACH Services in accordance with the ACH User Manual (the "PC ACH Service"). Customer shall be responsible for informing M&I prior to permitting a new depositor to begin using the PC ACH Service. Customer also shall inform M&I whether any credit limit shall apply to the ACH Entries of a depositor utilizing the PC ACH Service.

         E.       Customer Depositor Inquiries, Erroneous or Rejected ACH
Entries.

                  1. Customer shall be responsible for handling all inquiries of its depositors regarding ACH Entries, including inquiries regarding credits or debits to a depositor's account resulting from an ACH Entry. M&I agrees to reasonably assist Customer in responding to such inquiries by providing information to Customer concerning ACH Entries.

                  2. As described in the ACH User Manual, M&I shall provide reports to Customer showing errors and rejections resulting from ACH Entries transmitted on behalf of Customer during a particular day. It shall be Customer's responsibility to research and correct such ACH Entries.

         F.       Credit Limits.

                  1. Customer may from time to time establish one or more credit limits applicable to ACH Entries involving a particular depositor or all depositors of Customer. Such credit limits shall be established by written notice from Customer and shall be implemented by M&I as soon as reasonably practicable.

                  2. In the event that an ACH Entry exceeds a credit limit communicated to M&I by Customer, M&I shall promptly give oral or written notice to Customer. Customer may either approve the ACH Entry as an exception to the credit limit, request that it be held over to the next day, or reject such ACH Entry provided, however, that any exception to the credit limit must be approved in writing by Customer.

         G.       User Manuals.

                  1. M&I shall provide Customer with a copy of the ACH User Manual and any updates to such manual. Customer agrees to comply with the requirements of such manual.

                  2. It shall be Customer's responsibility, and Customer is authorized, to forward a copy of the applicable portion of the ACH User Manual, and any updates thereto, to Customer's depositors that utilize the PC ACH Service.

         H. NACRA Rules. Prior to providing ACH origination services, Customer shall enter into an agreement with the Originator in compliance with the NACRA Rules, including but not limited to the requirement of the NACHA Rules that such agreement include a provision whereby the Originator agrees to be bound by the NACHA Rules. M&I shall have no responsibility for ensuring that the Originators have entered into such agreements.

         I.       Limitation On Liability.

                  1. M&I is acting solely in its capacity as agent for Customer in connection with the initiation, transmission and receipt of ACH Entries on behalf of Customer. As agent, M&I shall be under no obligation to provide funds to any party to settle for any ACH Entry received or initiated by M&I. Upon notification from Customer of the occurrence of an error or omission with respect to an ACH Entry, M&I shall promptly furnish corrected ACH Entry(ies) to an ACH Operator, unless the NACHA Rules prohibit the processing of the correct ACH Entry(ies). Notwithstanding any provision in the Agreement to the contrary, M&I's liability to Customer for claims arising out of the ACH Services performed by M&I pursuant to this Schedule 5.3 shall be limited to the extent of errors and omissions which are caused by M&I's gross negligence or willful misconduct and which cannot be remedied through the processing of appropriate corrected ACH Entry(ies).

                  2. M&I shall make reasonable efforts to deliver ACH Entries to Customer or to an ACH Operator, as appropriate, prior to any applicable deadline for such delivery. M&I does not guarantee timely delivery. M&I shall have no liability to Customer as a result of any late delivery, except to the extent such late delivery is (i) caused by the gross negligence or willful misconduct of M&I and (ii) made more than 24 hours after its scheduled deadline.

                                  SCHEDULE 5.

                            DATA WAREHOUSE SERVICES

The following terms and conditions shall govern the provision of Data Warehouse Services by M&I to Customer.

1.       Definitions.

         1.1.     "Data Warehouse Services" shall mean the Operational Data
                  Warehouse, the Management Data Warehouse, and the Information
                  Desktop, or any one of the foregoing.

         1.2. "Information Desktop" shall mean the information support system developed by M&I to access key business information contained in the Management Data Warehouse and the Operational Data Warehouse. The tools included in the Information Desktop as of the Effective Date are (a)
                  InFormatter; (b) Report Edge; and (c) Data Dictionary. Me software for the Information Desktop tools will reside on equipment located at Customer's facility and operated by Customer's employees.

         1.3. "Management Data Warehouse" shall mean the data which is translated, mapped, summarized and downloaded from the Operational Data Warehouse, and stored in a relational database. The Management Data Warehouse is operated on a Unix-based processing platform.

         1.4. "Operational Data Warehouse" shall mean extracts of M&I's legacy applications in a MVS environment, as well as a limited number of third party applications for which M&I has created and maintains interfaces.

         All other capitalized terms not defined herein shall have the meaning ascribed to them in the Outsourcing Agreement

2.       License.

         2.1. Grant. Subject to the terms and conditions of the Agreement, M&I grants Customer a perpetual nonexclusive, nontransferrable license to use the Information Desktop solely for Customer's own internal processing and computing needs and for no other purpose. Customer shall be entitled to use the Information Desktop in a productive mode only at the locations specified on attached Exhibit A. Copies of Information Desktop used for archival testing, temporary backup or temporary transfer to another site (not to exceed
                  90 days) shall not be considered productive use.

         2.2. Scope. Customer's use of Information Desktop shall be limited to the number of locations and/or workstations specified on Exhibit A and for any additional licenses granted by M&I at a future date. Customer acknowledges and agrees that the Information Desktop is designed for use with the version of software made available from time to time by M&I through the M&I Service Bureau, and that interfacing of the Information
                  Desktop to other software or mainframe applications is outside the scope of this Agreement

         2.3 Restrictions on Use. Customer shall not (a) distribute, sell assign or transfer (except as permitted under this Agreement) or sublicense the Information Desktop, or any part thereof, to any Third Party; (b) adapt, modify, translate, reverse engineer, decompile, disassemble, or create derivative works based on the Information Desktop or any part thereof; (c) copy the Information Desktop, in whole or in part, except for making a single archival copy for each Affiliate which copy shall contain the notices and labels required under this Agreement; (d) use the Information Desktop in any manner to provide service bureau, time sharing, shared resource or other computer services to Third Parties; or (e) export the Information Desktop outside the United States of America, either directly or indirectly.

3. Training and Consulting Services. Upon request of Customer, M&I agrees to provide the relationship management consulting services and user training specified on attached Exhibit B (collectively, "Consulting Services"). Unless otherwise specified on Exhibit B, hourly rates for Consulting Services are billable at M&I's then-current rates. Customer shall reimburse M&I for all reasonable and actual out-of-pocket expenses incurred by M&I in connection with the consulting services including supplies, travel, lodging and meals. Customer pays for their attendees.

4. Performance Standards. M&I agrees to provide the Data Warehouse Services in accordance with the performance standards set forth on Exhibit C.

5. Fees. Customer agrees to pay M&I for the Data Warehouse Services in accordance with attached Exhibit D or, in lieu thereof, the fees specified on the Fee Schedule (Schedule 8.1) to the Agreement. Payment shall be made within thirty (30) days after Customer's receipt of M&I's invoice.

                                   Exhibit A

Location 1            Number of Licenses:
Name:
Street Address:
City, State Zip:


Location 2            Number of Licenses:
Name:
Street Address:
City, State Zip:


Location 3            Number of Licenses:
Name:
Street Address:
City, State Zip:


Location 4            Number of Licenses:
Name:
Street Address:
City, State Zip:


Location 5            Number of Licenses:
Name:
Street Address:
City, State Zip:

                                   Exhibit B



TRAINING

CLASS                                    NUMBER OF    PRICE PER STUDENT   TOTALS
                                         STUDENTS
--------------------------------------------------------------------------------
Introduction to InFormatter (2 days)                        $600
Advanced InFormatter (2 days)                               $600
Introduction to Report Edge (2 days)                        $600
Advanced Report Edge (2 days)                               $600
Financial Reporting (1 day)                                 $300
--------------------------------------------------------------------------------

TOTAL

NOTE: TRAINING AT A NON-M&I FACILITY INCREASES THE PER DAY RATE BY $5O PER STUDENT.

CONSULTING

                            NUMBER OF
SERVICE                     DAYS/HOURS        RATE                     TOTALS
-----------------------------------------------------------------------------
Call Report:                 2 Days            $1,500  per day          $3,000
Additional Consulting:                         $  150 per hour
-----------------------------------------------------------------------------

TOTAL

NOTE: CALL REPORT RULE DEVELOPMENT CONSULTING PROVIDED ON A PER QUOTE BASIS.

                                   Exhibit C

                          INFORMATION DESKTOP/DATABANK
                            SERVICE LEVEL AGREEMENT

INFORMATION DESKTOP AVAILABILITY:

This availability refers to the time frames that the Information Desktop can be used to access the DataBank. The Information Desktop will be able to access the DataBank during the following time frames:

                           MONDAY-FRIDAY              7 A.M. TO 10 P.M.
                           SATURDAY                   7 A.M. TO  6 P.M.
                           SUNDAY                     NOT AVAILABLE

These times are specific to an institution's time zone. The availability of Information Desktop does not automatically imply availability of prior day data updates as explained with the next service level.


AVAILABILITY OF PRIOR-DAY MANAGEMENT DATA WAREHOUSE UPDATES:

Availability of prior-day data updates refers to the time frames for when an institution's latest IBS application data is available in the DataBank. Due to varying account volumes and month-end DataBank processing being three times that of a normal day's processing, two service levels will be established as follows:

INSTITUTION'S* AGGREGATE
DEPOSIT ACCOUNT VOLUME NORMAL PROCESSING DAY**        MONTH-END PROCESSING
----------------------------------------------        --------------------
                                                              DAY**
                                                      --------------------
     <  250,000 ACCTS. 9:30 A.M.                              NOON
     >= 250,000 ACCTS. 10:30 A.M.                           NEXT DAY

* Institution is defined as the logical grouping of banks forming a holding company or other higher-level entity.
**       Availability times are specific to an institution's time zone.

Note: This excludes Profitability Processing due to re-analysis processing. Customers using this data will be notified separately concerning Profitability service levels.

NORMAL PROCESSING DAY

On normal processing days, only the Management Detail is updated. If processing has been completed prior to Information Desktop availability, data will be accessible and will reflect the updates from the previous day. If processing is still occurring upon Information Desktop availability, the updates will not be available until loading is complete. If processing has not yet started upon Information Desktop availability, the data in the Management Detail will remain the same as the prior day until loading begins for the most recent updates. During the loading process, the Management Detail layer will not be available. Month-end Snapshot data and Management Summary data are not updated on a normal processing day and, therefore, will be accessible upon Information Desktop availability.

MONTH-END PROCESSING DAY

At month-end, all layers of the DataBank are updated. Similar to normal processing days, if the month-end updates are not started prior to Information Desktop availability, the prior day's data will be available until loading begins. Once loading of month-end updates begins, data will not be available until the load is complete.

The Status Inquiry function on the Information Desktop will always indicate the current processing status of the DataBank for your organization. You can use the Status Inquiry to determine which levels of the DataBank are currently available.

AVAILABILITY OF MONTHLY ASSET LIABILITY FILES:

This availability refers to when the Asset Liability interface files are updated with an institution's prior month-end Deposit Loan, General Ledger, CPI, MCIF, and Investment information. The availability is as follows:

                FILE             AVAILABILITY
                ---------------------------
                Deposit          Fourth Business Day of Month
                Loan             Fourth Business Day of Month
                GL               Fourth Business Day of Month
                GL Retro         Three Business Days Following Date of Retro
                Investments
                   Projected     Fourth Business Day of Month
                   Final         Eighth Business Day of Month
                CPI              Seventh Business Day of Month
                MCIF-            Tape Shipped By Tenth Business Day

AVAILABILITY OF OTHER FILES
               Salespartner/
               Bankers Insight   Updated Weekly on Monday
               CPI               Seventh Business Day of Month

AVAILABILITY OF CALL REPORTING FILES

This availability refers to when the Call Reporting interface files are updated with the prior month's information, using the most current mapping rules established by a customer. The Call Reporting interfaces will be available four business days following a Month-End Processing day. Also, data will be available three business days following the GL retros and the second business day following a customer refresh of their Call Reporting rules.

SERVICES CONTINUITY:

Services continuity consists of three aspects: hardware and/or system software component failures, platform failure, and site disaster. Currently, no redundancy has been implemented in the UNIX processing environment. In the event of a hardware component failure (such as a system board failure or disk array failure), the failure will be addressed as soon as possible, with a downtime of no longer than 24 hours. In the event of a platform failure, a new platform will be implemented as soon as possible, with a downtime of no longer than two weeks. In the event of a site disaster, Information Desktop/DataBank will not have a service level initially. In the event of a platform failure where service is delayed more than one day, the system will be restored to the last backup prior to the failure before processing is resumed. Processing associated with the outage days will not be performed. Processing will resume with the information available at the point in time the system is restored.

                                   EXHIBIT D

Information Desktop License Fees:

         Please see Schedule 8.1 attached hereto for details.

                                  SCHEDULE 5.5

                            ITEM PROCESSING SERVICES

Following is a short description of services performed by M&I Data Services (M&I., Tampa) These descriptions may be revised from time to time via written memoranda, signed by an officer of M&I, and attached to this exhibit. For this Agreement, "Customer" refers to Lehigh Acres First National Bank, and "Client" refers to the user of Lehigh Acres First National Bank products or services. It is specifically agreed hereto that Customer will pay M&I and that Customer will be responsible for the collection of its service charges directly from its Client for the services rendered by M&I.

1. BULKFILE - Pull daily exception items, maintain inventory control, perform monthly statement sort, daily fine sort GL and savings items if required by customer, retain truncated items 15 days, repair DDA debit rejected items.

2. INCLEARINGS - Receive and capture for posting on-us items from FRB and other clearing agents, notify the customer of totals received. Microfilm checks during item capture.

3. MAIL SERVICES - Meter all USPS out going mail and make available for pre-sort vendor pick-up. Receive, sort and ready for next day delivery all inter-office mail. Track and invoice customer for postage and pre-sort expense used.

4. MICROFICHE - Produce fiche of item processing reports on a daily basis, POD and Inclearing capture runs. Fiche reports will include capture listing, audit listing, out going cash letters and an all items listing.

5. NON-POST - Re-qualify items for rerun or return pursuant to the customer direction. Non-post items include but are not limited to; account not found, post no transaction and account closed.

6. OUTING RETURN ITEMS - Prepare form, routing the returned item to the bank of first deposit in the most expedient manner. Make large dollar notification as applicable. Microfilm all local returns with return item draft.

7. OVERDRAFT PROCESS - Receive return decision from customer, pull items identified by the customer for return, review item for guarantees, mark them accordingly, and prepare item for return.

8. POD/CAPTURE/TRANSMISSION - Receive proof work from customer location, debit first transaction sequence, MICR encode items for high speed sorter processing, prepare proof corrections according to customer guidelines, capture & balance, produce cash letters for transit items, reformat data in M&I record layouts, transmit to host processor.

9. RESEARCH AND ADJUSTMENT - Perform photocopy research and adjustments on cash letters to meet end client and customer requirements. Turn around time frames will be defined in the Schedule of Services. Follow-up, clear and reconcile outstanding items in research and adjustment asset and liability suspense accounts. Customer will interoffice research request form to M&I.

10. RETURNED DEPOSITED ITEMS - Receive and process according to customer policy incoming return items. Maintain list of special handling clients provided by customer. Microfilm returned checks with Returned Item Notice and mail as directed by customer.

11. STATEMENT RENDERING - Fold, insert debit items and/or marketing fliers and meter statements within pre-defined time frames identified in the Schedule of Services document. Identify special handling accounts, (e.g. serial sort and special instruction statements), distribute accordingly, insert missing/extra item notice when applicable.

12. STOP PAYMENTS - Receive Stop Suspect report, pull suspects, determine match, if match mark accordingly and return. Place large dollar notification calls as appropriate.

                                  SCHEDULE 7.1

                                  EFD SERVICES

         A.       Definitions.   The following terms shall have the following
meanings for the purposes of the Agreement:

                   1. "Account" shall mean any account maintained by Customer's depositors and includes a checking, savings, NOW, money market or other asset account or credit card account or any one of the various loan accounts or lease accounts.

                   2. "ATM" shall mean the cash disbursement automated teller machines and/or script dispenser or other similar device which conforms to M&I's standards.

                   3. "Card" shall mean a plastic card issued by or on behalf of Customer to Customer's Cardholders for use in effecting Transactions at Terminals.

                   4. "Cardholder" shall mean. any person who has, or is authorized to use, an Account with Customer and to whom a Card and/or PIN is issued for use in originating Transactions.

                   5. "Credit Card" means any Card that primarily accesses an account which is an asset of the Customer or a Third Party for whom Customer is an agent and who issues the Card.

                   6. "Debit Card" shall mean any Card that primarily accesses an Account which is a liability of the Customer.

                   7. "EFD Services" shall mean the electronic funds delivery Services set forth in this Schedule.

                   8. "Item" means any electronic message which communicates and effects a Transaction between Customer and its depositors through a Terminal and which includes the date, type and amount of such Transaction, identification of the depositor, the Customer, the Terminal, the location of the Terminal, the PIN and authorization codes.

                   9.      "MasterCard" shall mean MasterCard International,
Inc.

                  10. "Network" shall mean a shared electronic funds transfer system operating under a common name whereby financial institutions are available to route, process and settle certain financial Transactions.

                  11. "PIN" shall mean a Cardholder's personal identification number which is used by the Cardholder at the Terminals as one means of identification of such Cardholder.

                  12.      "POS" means point of sale.

                  13. "Terminal" means an ATM, a POS device, or any other device which directly or indirectly is supported by M&I and meets the specifications of M&I.

                  14. "Transaction" shall mean any function supported by M&I and attempted by Cardholders or others at a Terminal and includes: (a) cash withdrawals from an Account; (b) deposit to an Account; (c) balance inquiries regarding an Account; (d) transfer from one Account to another Account; (e) payment enclosed for Credit Cards and loans; and (f) POS authorizations and settlement.

                  15.      "Visa" shall mean VISA U.S.A., Inc.

         B. Customer shall execute applications for membership in Visa and/or MasterCard. M&I agrees to assist Customer in obtaining sponsorship by an appropriate financial institution, if necessary. Customer shall provide M&I with copies of its fully executed Visa and/or Mastercard membership agreements promptly after receipt by Customer.

         C. Customer shall comply with the articles, bylaws, operating regulations, rules, procedures and policies of Visa and/or MasterCard and shall be solely responsible, as between Customer and M&I, for any claims, liabilities, lawsuits and expenses arising out of or caused by Customer's failure to comply with the same. Customer agrees to maintain an account with a financial institution approved by M&I and Customer hereby authorizes M&I to charge any amounts due to M&I, for EFD Services, against any credits due to Customer to Customer's account whether or not such charges create overdrafts.

         D. Customer understands and agrees that M&I may terminate EFD services immediately in the event M&I's access to any Network is terminated by the Network provider.

                                 SCHEDULE 8.1

                                 FEE SCHEDULE

                                  SCHEDULE 9.1
                             PERFORMANCE STANDARDS
                                UPDATED 4/20/99

         A. Batch Processing. M&I will initiate batch processing and have operations reports(1) available for transmission to Customer or available for print at an M&I center, within (REPLACE WITH HOURS BASED ON ACCOUNT VOLUMES BELOW- MINIMUM IS FIVE (5) HOURS) on all processing days in a calendar month [fifteen (15) hours at year-end] provided M&I receives all input data from Customer by (STANDARD IS 1:00 A.M C.T. FOR LOWER ACCOUNT VOLUMES). This batch window is based on (CURRENT ACCOUNT VOLUMES) plus account growth not to exceed 20%. Batch windows shall be adjusted by M&I in consultation with Customer should account volumes exceed this level. Performance Standard: M&I shall not miss deliverable identified above more than twice in any calendar month.

         B. On-line Availability. M&I will ensure that its on-line computing facilities are available for the processing of Customer's on-line transactions at a minimum of ninety-seven point five percent (97.5%) of the time, as prescribed by Customer, measured over a calendar month at the point of departure from M&I's communications controller. The time prescribed by Customer for each processing day for which on-line computing facilities shall be made available for each product or service is set forth below. Processing day shall mean any weekday which is not declared a holiday by the Federal Reserve Bank of Chicago. "Availability" for purposes of this paragraph shall be expressed as a percentage for each calendar month and shall be the number 100 less the ratio of (i) time period of unscheduled outages over (ii) total time prescribed less the time period of scheduled outages.

(1) OPERATIONS REPORTS ARE DEFINED AS STANDARD SYSTEM REPORTS AS LISTED IN APPENDIX A OF THE M&I DATA SERVICES PRODUCT PRICE LIST EXCLUDING NEW RETIREMENT SYSTEM REPORTS.

                              Service Availability

Product/Service                                     Central Time
ATM (BASE24 AVAILABILITY)(2)
Monday - Thursday                                   12:01 a.m. - 12:00 midnight
Friday                                              12:01 a.m. - 12:00 midnight
Saturday                                            12:01 a.m. - 12:00 midnight
Sunday                                              12:01 a.m. - 12:00 midnight

CARDBASE MANAGEMENT SYSTEM
Monday - Thursday                                        7:00 a.m. - 10:00 p.m.
Friday                                                   7:00 a.m. - 10:00 p.m.
Saturday                                                 7:00 a.m. - 10:00 p.m.
Sunday (nonstandard)                                     7:00 a.m. - 10:00 p.m.

CIS & DEPOSIT SYSTEM
Monday - Thursday                                        7:00 a.m. - 10:00 p.m.
Friday                                                   7:00 a.m. - 10:00 p.m.
Saturday                                                 7:00 a.m. - 10:00 p.m.
Sunday (nonstandard)                                     7:00 a.m. - 10:00 p.m.

GENERAL LEDGER
Monday - Thursday                                        7:00 a.m. -  8:00 p.m.
Friday                                                   7:00 a.m. -  8:00 p.m.
Saturday                                                 7:00 a.m. -  4:30 p.m.

LOAN SYSTEM
Monday - Thursday                                        7:00 a.m. - 10:00 p.m.
Friday                                                   7:00 a.m. - 10:00 p.m.
Saturday                                                 7:00 a.m. - 10:00 p.m.
Sunday (nonstandard)                                     7:00 a.m. - 10:00 p.m.

INFORMATION DESKTOP (ACCESS TO 2 DAY
OLD DATA)
Monday - Thursday                                        7:00 a.m. - 10:00 p.m.
Friday                                                   7:00 a.m. - 10:00 p.m.
Saturday                                                 7:00 a.m. -  6:00 p.m.

INFORMATION DESKTOP (ACCESS TO PRIOR
DAY DATA)
Acct Volume                                               NORMAL PROCESSING DAY
 <250,000 accounts                                       9:30 a.m. central time
 = and > 250,000 accounts                               10:30 a.m. central time
                                                           MONTH-END PROCESSING

                                                         12:00 p.m.
                                                         Next Day

TELLER SYSTEM
Monday - Thursday                                        6:45 a.m. - 10:00 p.m.
Friday                                                   6:45 a.m. - 10:00 p.m.
Saturday                                                 6:45 a.m. - 10:00 p.m.
Sunday (nonstandard)                                     6:45 a.m. - 10:00 p.m.

IRS GOVERNMENT REPORTING SYSTEMS
Monday - Thursday                                        7:00 a.m. - 10:00 p.m.
Friday                                                   7:00 a.m. - 10:00 p.m.
Saturday                                                 7:00 a.m. - 10:00 p.m.
Sunday (nonstandard)                                     7:00 a.m. - 10:00 p.m.

ACCOUNT ANALYSIS
Monday - Thursday                                        7:00 a.m. - 10:00 p.m.
Friday                                                   7:00 a.m. - 10:00 p.m.
Saturday                                                 7:00 a.m. - 10:00 p.m.
Sunday (nonstandard)                                     7:00 a.m. - 10:00 p.m.

SAFE BOX
Monday - Thursday                                        7:00 a.m. - 10:00 p.m.
Friday                                                   7:00 a.m. - 10:00 p.m.
Saturday                                                 7:00 a.m. - 10:00 p.m.
Sunday (nonstandard)                                     7:00 a.m. - 10:00 p.m.

VRU (MONEY TALKS)(2)
Monday - Thursday                                   12:01 a.m. - 12:00 midnight
Friday                                              12:01 a.m. - 12:00 midnight
Saturday                                            12:01 a.m. - 12:00 midnight
Sunday                                              12:01 a.m. - 12:00 midnight

ACCOUNTS PAYABLE
Monday - Thursday                                        7:00 a.m. -  8:00 p.m.
Friday                                                   7:00 a.m. -  8:00 p.m.
Saturday                                                 7:00 a.m. -  4:30 p.m.

FIXED ASSETS
Monday - Thursday                                        7:00 a.m. -  8:00 p.m.
Friday                                                   7:00 a.m. -  8:00 p.m.
Saturday                                                 7:00 a.m. -  4:30 p.m.

BANK CONTROL
Monday - Thursday                                        7:00 a.m. -  6:45 p.m.
Friday                                                   7:00 a.m. -  9:30 p.m.

Saturday                                                  7:00 a.m. - 4:30 p.m.

ACCOUNT RECONCILIATION
Monday - Thursday                                         7:00 a.m. - 6:45 p.m.
Friday                                                    7:00 a.m. - 9:30 p.m.
Saturday                                                  7:00 a.m. - 4:30 p.m.

DEPOSIT TELLER(2)
Monday - Thursday                                   12:01 a.m. - 12:00 midnight
Friday                                              12:01 a.m. - 12:00 midnight
Saturday                                            12:01 a.m. - 12:00 midnight
Sunday                                              12:01 a.m. - 12:00 midnight

         (2) M&I's objective is to provide 24 X 7 hour availability for these systems. M&I does, however, need to perform, regular technical maintenance (e.g., NCP maintenance), CPU IPLS, DASD installs, HIS gens, etc.) This type of maintenance is performed between 2:00 a.m. and 6:00 a.m., CST/CDT. These activities may result in system downtime during this window.

         C. Processing Time. M&I will process transactions in an average of
2.5 seconds for teller transactions (not to exceed six (6) seconds for five percent (5%) of all transactions per month) and in an average of three point five (3.5) seconds (not to exceed seven (7) seconds for five percent (5%) of all transactions per month) for CRT transactions as measured over a calendar month, from the time the transaction is sent by the Customer's controller or gateway to the time the processed data is returned to the Customer's controller or gateway. Should M&I not be able to perform in accordance with the Performance Standards because Customer failed to acquire network or equipment recommended by M&I, or such additional network or equipment as may be reasonably necessary based on the circumstances, M&I shall notify Customer in writing and Customer shall either acquire such network and/or equipment or accept the response time that is achieved.






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                                 SCHEDULE 11.1

                                TERMINATION FEE

A. Termination for Convenience. Except as set forth in Paragraph D below, if Customer elects to terminate this Agreement for any reason, Customer shall pay M&I the Termination Fee computed in accordance with this Schedule 11.1. The Termination Fee shall be paid at least sixty (60) days prior to the Effective Date of Termination. In addition to the foregoing, Customer shall pay to M&I any amortized but unpaid Conversion fees and all reasonable costs in connection with the disposition of equipment, facilities and contracts specifically related to M&I's performance of the Services under this Agreement.

B. Termination for Cause by M&I. If M&I terminates this Agreement in accordance with Sections 11.2 or 11.3 of the Agreement, Customer shall pay M&I the Termination Fee as set forth in this Schedule 11.1. The Termination Fee shall be paid at least sixty (60) days prior the Effective Date of Termination. In addition to the foregoing, Customer shall pay to M&I any amortized but unpaid Conversion fees and all reasonable costs in connection with the disposition of equipment, facilities and contracts specifically related to M&I's performance of the Services under this Agreement.

C. Termination for Cause by Customer. If Customer terminates this Agreement in accordance with Sections 11.2, 11.3 or 11.4, then Customer shall not be obligated to pay M&I the Termination Fee.

D. Termination Fee. The Termination Fee shall be an amount equal to sixty percent (60%) of the Estimated Remaining Value.


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